                                                                    EXHIBIT 10.2








       =================================================================


                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                            DATED AS OF JUNE 7, 1996

                                     AMONG

                     PROTECTION ONE ALARM MONITORING, INC.,
                                  AS BORROWER

                            HELLER FINANCIAL, INC.,
                             AS AGENT AND AS LENDER

                                      AND

                         THE OTHER LENDERS PARTY HERETO

        ================================================================

                                               TABLE OF CONTENTS


SECTION 1         DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
          1.1     Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
          1.2     Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement  . .    18
          1.3     Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
          1.4     Effect of Restatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19

SECTION 2         AMOUNTS AND TERMS OF LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
          2.1     Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
                  (A)      Revolving Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
                  (B)      Borrowing Mechanics  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
                  (C)      Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
                  (D)      Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
                           (1)     Maximum Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
                           (2)     Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
                           (3)     Conditions of Issuance of Lender Letter of Credit  . . . . . . . . . .    21
                           (4)     Request for Letters of Credit  . . . . . . . . . . . . . . . . . . . .    21
                           (5)     Other Letter of Credit Provisions  . . . . . . . . . . . . . . . . . .    21
                                   (a)      Obligations Absolute  . . . . . . . . . . . . . . . . . . . .    22
                                   (b)      Nature of Lenders' Duties . . . . . . . . . . . . . . . . . .    22
          2.2     Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
                  (A)      Rate of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
                  (B)      Interest Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
                  (C)      Computation and Payment of Interest  . . . . . . . . . . . . . . . . . . . . .    24
                  (D)      Interest Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
                  (E)      Conversion or Continuation . . . . . . . . . . . . . . . . . . . . . . . . . .    25
          2.3     Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
                  (A)      Certain Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
                  (B)      Unused Line Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
                  (C)      Lender Letter of Credit Fees . . . . . . . . . . . . . . . . . . . . . . . . .    26
          2.4     Payments and Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
                  (A)      Manner and Time of Payment . . . . . . . . . . . . . . . . . . . . . . . . . .    26
                  (B)      Payments on Business Days  . . . . . . . . . . . . . . . . . . . . . . . . . .    27
                  (C)      Mandatory Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
                           (1)     Revolving Loan Overadvance . . . . . . . . . . . . . . . . . . . . . .    27
                           (2)     Prepayments from Asset Dispositions  . . . . . . . . . . . . . . . . .    27
                           (3)     Prepayment from Equity Offerings . . . . . . . . . . . . . . . . . . .    27
                  (D)      Termination of Revolving Loan Commitment by Borrower . . . . . . . . . . . . .    27
                  (E)      Application of Prepayments and Repayments  . . . . . . . . . . . . . . . . . .    28
          2.5     Term of this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
          2.6     Borrower's Loan Account and Statements  . . . . . . . . . . . . . . . . . . . . . . . .    28
          2.7     Special Provisions Governing LIBOR Rate Loans . . . . . . . . . . . . . . . . . . . . .    29
                  (A)      Determination of Interest Rate . . . . . . . . . . . . . . . . . . . . . . . .    29
                  (B)      Substituted Rate of Borrowing  . . . . . . . . . . . . . . . . . . . . . . . .    29
                  (C)      Required Termination and Prepayment  . . . . . . . . . . . . . . . . . . . . .    30

                                                                                                          Page No.
                                                                                                          -------
                  (D)      Options of Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
                  (E)      Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
                  (F)      Booking of LIBOR Rate Loans  . . . . . . . . . . . . . . . . . . . . . . . . .    31
                  (G)      Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
                  (H)      Assumptions Concerning Funding of LIBOR Rate Loans . . . . . . . . . . . . . .    31
                  (I)      LIBOR Rate Loans After Default . . . . . . . . . . . . . . . . . . . . . . . .    32
          2.8     Capital Adequacy and Other Adjustments  . . . . . . . . . . . . . . . . . . . . . . . .    32
          2.9     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
                  (A)      No Deductions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
                  (B)      Changes in Tax Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
                  (C)      Foreign Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
          2.10    Optional Prepayment/Replacement of Lender in Respect of Increased Costs . . . . . . . .    34

SECTION 3         CONDITIONS TO LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
          3.1     Conditions to Initial Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
          3.2     Conditions to All Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
                  (A)      Notice of Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
                  (B)      Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . .    35
                  (C)      No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
                  (D)      Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
                  (E)      Compliance with Indebtedness Ratio Test  . . . . . . . . . . . . . . . . . . .    35
          3.3     Conditions to All Subsequent Acquisitions and Subsequent Acquisition Loans  . . . . . .    35
                  (A)      Subsequent Acquisition Compliance Certificate  . . . . . . . . . . . . . . . .    35
                  (B)      Subsequent Acquisition Documents . . . . . . . . . . . . . . . . . . . . . . .    35
                  (C)      Borrower's Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
                           (1)     UCC Financing Statements . . . . . . . . . . . . . . . . . . . . . . .    35
                           (2)     Government Approvals . . . . . . . . . . . . . . . . . . . . . . . . .    36
                           (3)     Termination of Prior Liens . . . . . . . . . . . . . . . . . . . . . .    36
                           (4)     Other Borrower's Documents . . . . . . . . . . . . . . . . . . . . . .    36
                  (D)      Notice of Borrowing; Letter of Direction . . . . . . . . . . . . . . . . . . .    36

SECTION 4         BORROWER'S REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . .    36
          4.1     Organization, Powers, Capitalization, Good Standing, Business and Subsidiaries  . . . .    36
                  (A)      Organization and Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
                  (B)      Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
                  (C)      Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
                  (D)      Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
                  (E)      Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
          4.2     Authorization of Borrowing, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
                  (A)      Authorization of Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . .    37
                  (B)      No Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
                  (C)      Governmental Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38

                                                                                                           Page No.
                                                                                                           -------
                  (D)      Binding Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
                  (E)      Subordinated Discount Note Documents . . . . . . . . . . . . . . . . . . . . .    38
          4.3     Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
                  (A)      Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
                  (B)      Projections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
          4.4     Indebtedness and Contingent Obligations . . . . . . . . . . . . . . . . . . . . . . . .    39
          4.5     No Material Adverse Change; No Stock Payments . . . . . . . . . . . . . . . . . . . . .    39
          4.6     Title to Properties; Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
          4.7     Litigation; Adverse Facts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
          4.8     Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
          4.9     Adverse Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
          4.10    Performance of Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
          4.11    Governmental Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .    40
          4.12    Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
                  (A)      No Other Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
                  (B)      ERISA and IRC Compliance and Liability . . . . . . . . . . . . . . . . . . . .    40
                  (C)      Funding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
                  (D)      Prohibited Transactions and Payments . . . . . . . . . . . . . . . . . . . . .    41
                  (E)      No Termination Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
                  (F)      ERISA Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
          4.13    Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
          4.14    Broker's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
          4.15    Environmental Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
                  (A)      No Environmental Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
                  (B)      Storage of Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . .    42
                  (C)      Compliance with Environmental Laws . . . . . . . . . . . . . . . . . . . . . .    42
          4.16    Employee Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
          4.17    Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
          4.18    Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
          4.19    Use of Proceeds and Margin Security . . . . . . . . . . . . . . . . . . . . . . . . . .    43
          4.20    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
          4.21    Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
          4.22    Representations and Warranties from the Acquisition Documents . . . . . . . . . . . . .    44
                  (A)      Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
                  (B)      Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
          4.23    Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
          4.24    Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
          4.25    No Defaults under Existing Credit Agreement . . . . . . . . . . . . . . . . . . . . . .    44

SECTION 5         BORROWER'S AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
         5.1      Financial Statements and Other Reports  . . . . . . . . . . . . . . . . . . . . . . . .    45
                  (A)      Monthly Financials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45

                                                                                            Page No
                                                                                            -------
                  (B)      Year-End Financials  . . . . . . . . . . . . . . . . . . . . .     45
                  (C)      Borrower's Compliance Certificate  . . . . . . . . . . . . . .     46
                  (D)      Accountants' Certification . . . . . . . . . . . . . . . . . .     46
                  (E)      Accountants' Reports . . . . . . . . . . . . . . . . . . . . .     46
                  (F)      Management Report  . . . . . . . . . . . . . . . . . . . . . .     46
                  (G)      Appraisals . . . . . . . . . . . . . . . . . . . . . . . . . .     47
                  (H)      Projections  . . . . . . . . . . . . . . . . . . . . . . . . .     47
                  (I)      SEC Filings and Press Releases . . . . . . . . . . . . . . . .     47
                  (J)      Subordinated Indebtedness Notices  . . . . . . . . . . . . . .     47
                  (K)      Events of Default, etc.  . . . . . . . . . . . . . . . . . . .     47
                  (L)      Litigation . . . . . . . . . . . . . . . . . . . . . . . . . .     47
                  (M)      Employee Benefit Plans . . . . . . . . . . . . . . . . . . . .     47
                  (N)      Termination Events . . . . . . . . . . . . . . . . . . . . . .     48
                  (O)      ERISA Notices  . . . . . . . . . . . . . . . . . . . . . . . .     48
                  (P)      Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . .     48
                  (Q)      Supplemented Schedules; Notice of Corporate Changes  . . . . .     48
                  (R)      Other Information  . . . . . . . . . . . . . . . . . . . . . .     49
          5.2     Access to Accountants . . . . . . . . . . . . . . . . . . . . . . . . .     49
          5.3     Corporate Existence, etc. . . . . . . . . . . . . . . . . . . . . . . .     49
          5.4     Payment of Taxes and Claims; Tax Consolidation  . . . . . . . . . . . .     49
          5.5     Maintenance of Properties; Insurance  . . . . . . . . . . . . . . . . .     49
          5.6     Inspection; Lender Meeting  . . . . . . . . . . . . . . . . . . . . . .     50
          5.7     Environmental Compliance  . . . . . . . . . . . . . . . . . . . . . . .     50
                  (A)      Environmental Laws . . . . . . . . . . . . . . . . . . . . . .     50
                  (B)      Remedial Action  . . . . . . . . . . . . . . . . . . . . . . .     50
                  (C)      Further Assurance  . . . . . . . . . . . . . . . . . . . . . .     50
          5.8     Environmental Disclosure  . . . . . . . . . . . . . . . . . . . . . . .     50
          5.9     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . .     51
          5.10    Covenants in Acquisition Documents  . . . . . . . . . . . . . . . . . .     51
          5.11    Mortgages; Title Insurance; Surveys . . . . . . . . . . . . . . . . . .     52
                  (A)      Additional Mortgaged Property  . . . . . . . . . . . . . . . .     52
                  (B)      Title Insurance  . . . . . . . . . . . . . . . . . . . . . . .     52
                  (C)      Surveys  . . . . . . . . . . . . . . . . . . . . . . . . . . .     52
          5.12    Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . .     52
          5.13    Enforcement of Remedies under Acquisition Documents . . . . . . . . . .     53

SECTION 6         FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . .     53
          6.1     Capital Expenditure Limits  . . . . . . . . . . . . . . . . . . . . . .     53
          6.2     Senior Interest Coverage  . . . . . . . . . . . . . . . . . . . . . . .     53
          6.3     Fixed Charge Coverage . . . . . . . . . . . . . . . . . . . . . . . . .     53
          6.4     EBIDAT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     54
          6.5     Maximum MRR Attrition . . . . . . . . . . . . . . . . . . . . . . . . .     54

                                                                                                          Page No
                                                                                                          -------
SECTION 7         BORROWER'S NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
          7.1     Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
          7.2     Liens and Related Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                  (A)      No Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                  (B)      No Negative Pledges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                  (C)      No Restrictions on Subsidiary Distributions to Borrower  . . . . . . . . . . .   55
          7.3     Investments; Joint Ventures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
          7.4     Contingent Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
          7.5     Restricted Junior Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
          7.6     Restriction on Fundamental Changes; Subsequent Acquisitions . . . . . . . . . . . . . .   57
          7.7     Disposal of Assets or Subsidiary Stock  . . . . . . . . . . . . . . . . . . . . . . . .   58
          7.8     Restriction on Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
          7.9     Sales and Lease-Backs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
          7.10    Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
          7.11    Management Fees and Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
          7.12    Environmental Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
          7.13    Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
          7.14    Changes Relating to Subordinated Indebtedness and Holdings Preferred Stock  . . . . . .   60
          7.15    Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
          7.16    Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
          7.17    Press Release; Public Offering Materials  . . . . . . . . . . . . . . . . . . . . . . .   61
          7.18    Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
          7.19    Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

SECTION 8         DEFAULT, RIGHTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
          8.1     Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
                  (A)      Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
                  (B)      Default in Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . .   62
                  (C)      Breach of Certain Provisions . . . . . . . . . . . . . . . . . . . . . . . . .   62
                  (D)      Breach of Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
                  (E)      Other Defaults Under Loan Documents  . . . . . . . . . . . . . . . . . . . . .   62
                  (F)      Involuntary Bankruptcy; Appointment of Receiver, etc.  . . . . . . . . . . . .   62
                  (G)      Voluntary Bankruptcy; Appointment of Receiver, etc.  . . . . . . . . . . . . .   63
                  (H)      Governmental Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
                  (I)      Judgment and Attachments . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
                  (J)      Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
                  (K)      Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
                  (L)      Injunction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
                  (M)      ERISA - Pension Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
                  (N)      ERISA - Multiemployer Plans  . . . . . . . . . . . . . . . . . . . . . . . . .   64
                  (O)      Invalidity of Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . .   64

                                                                                                           Page No.
                                                                                                           -------
                  (P)      Damage, Strike, Casualty . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
                  (Q)      Licenses and Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
                  (R)      Failure of Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
                  (S)      Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
          8.2     Suspension of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65
          8.3     Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
          8.4     Performance by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65

SECTION 9         ASSIGNMENT AND PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
          9.1     Assignments and Participations in Loans and Notes . . . . . . . . . . . . . . . . . . .    65
          9.2     Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
                  (A)      Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
                  (B)      Nature of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
                  (C)      Rights, Exculpation, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .    67
                  (D)      Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
                  (E)      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
                  (F)      Heller Individually  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
                  (G)      Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
                           (1)     Resignation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
                           (2)     Appointment of Successor . . . . . . . . . . . . . . . . . . . . . . .    68
                           (3)     Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
                  (H)      Collateral Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    69
                           (1)     Release of Collateral  . . . . . . . . . . . . . . . . . . . . . . . .    69
                           (2)     Confirmation of Authority; Execution of Releases . . . . . . . . . . .    69
                           (3)     Absence of Duty  . . . . . . . . . . . . . . . . . . . . . . . . . . .    69
                  (I)      Agency for Perfection  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    70
          9.3     Amendments, Consents and Waivers for Certain Actions  . . . . . . . . . . . . . . . . .    70
          9.4     Set Off and Sharing of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . .    71
          9.5     Disbursement of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    72
          9.6     Disbursements of Advances, Payments and Information . . . . . . . . . . . . . . . . . .    72
                  (A)      Revolving Loan Advances and Payments; Fee Payments . . . . . . . . . . . . . .    72
                  (B)      Availability of Lender's Pro Rata Share  . . . . . . . . . . . . . . . . . . .    73
                  (C)      Return of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    73
                  (D)      Dissemination of Information . . . . . . . . . . . . . . . . . . . . . . . . .    73

SECTION 10        MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    74
          10.1    Expenses and Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    74
          10.2    Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    74
          10.3    Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    75
          10.4    Retention of Borrower's Documents . . . . . . . . . . . . . . . . . . . . . . . . . . .    76
          10.5    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    76
          10.6    Survival of Warranties and Certain Agreements . . . . . . . . . . . . . . . . . . . . .    77


                                                                                                            Page No.

          10.7    Failure or Indulgence Not Waiver; Remedies Cumulative . . . . . . . . . . . . . . . . .    78
          10.8    Marshaling; Payments Set Aside  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    78
          10.9    Independence of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    78
          10.10   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    78
          10.11   Lenders' Obligations Several; Independent Nature of Lenders' Rights . . . . . . . . . .    78
          10.12   Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    78
          10.13   APPLICABLE LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    79
          10.14   Successors and Assigns; Subsequent Holders of Notes . . . . . . . . . . . . . . . . . .    79
          10.15   No Fiduciary Relationship . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    79
          10.16   Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    79
          10.17   No Duty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    79
          10.18   Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    79
          10.19   Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    80
          10.20   CONSENT TO JURISDICTION AND SERVICE OF PROCESS  . . . . . . . . . . . . . . . . . . . .    80
          10.21   WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    80
          10.22   Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    81
          10.23   Counterparts; Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    81

                                    EXHIBITS

Exhibit 1.1(A) - Compliance Certificate
Exhibit 1.1(C) -                  Notice of Borrowing
Exhibit 1.1(D) -                  Revolving Note
Exhibit 1.1(E) -                  Security Agreement
Exhibit 2.2(E) -                  Notice of Conversion/Continuation
Exhibit 3.1    - Financial Condition Certificate
Exhibit 3.3    - Subsequent Acquisition Compliance Certificate
Exhibit 5.1    - Customer Account and MRR Attrition Report


                                   SCHEDULES

1.1 (B)                   Prior Indebtedness
1.1 (C)                   Initial Capital Expenditures
1.1 (D)          Initial Pro Forma
1.1 (E)                   Qualified Dealer Contracts
3.1                       Conditions to Initial Loans
4.1 (A)                   Organization of Loan Parties
4.1 (B)                   Capitalization of Loan Parties
4.1 (C)                   Qualification of Loan Parties
4.1 (D)          Business of Loan Parties
4.1 (E)                   Subsidiaries
4.3                       Projections
4.4                       Indebtedness and Contingent Obligations
4.7                       Litigation
4.12                      Employee Benefit Plans
4.13                      Intellectual Property Claims
4.14                      Broker's Fees
4.15(A)          Environmental Claims
4.15(B)          Hazardous Materials
4.15(C)          Compliance with Environmental Laws
4.16                      Employee Matters; Employment Contracts
4.20                      Insurance Policies
4.21                      Bank Accounts
4.24                      Investments
5.4                       Tax Audits
7.4                       Contingent Obligations
7.10                      Transactions with Shareholders and Affiliates
7.11                      Management Fees and Compensation

                     AMENDED AND RESTATED CREDIT AGREEMENT


         This AMENDED AND RESTATED CREDIT AGREEMENT is dated as of June 7, 1996 and entered into by and among PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation ("Borrower"), with its principal place of business at 3900 S.W. Murray Boulevard, Beaverton, Oregon 97005, HELLER FINANCIAL, INC., a Delaware corporation (in its individual capacity, "Heller"), with offices at 500 West Monroe Street, Chicago, Illinois 60661, for itself, as Lender, and as agent for all other Lenders (such term and other capitalized terms used herein are defined in Section 1 of this Agreement), and such other Persons as are executing this Agreement as Lenders.

                                    RECITALS

         WHEREAS, Borrower, Heller, individually and as agent, and certain other Persons (including the other Lenders), as lenders, are parties to a certain Credit Agreement dated as of November 3, 1993, as heretofore amended, modified and supplemented from time to time (as so amended, modified and supplemented, the "Existing Credit Agreement"), pursuant to which Heller and such other lenders have provided to Borrower a revolving credit facility in an aggregate principal amount not to exceed $75,000,000; and

         WHEREAS, the aggregate outstanding principal balance of Borrower's revolving loan obligations under the Existing Credit Agreement as of the Closing Date is $51,932,070.31 (the "Existing Loans") and the aggregate amount of "Lender Letter of Credit Liability" with respect to all "Lender Letters of Credit" (as such terms are defined in the Existing Credit Agreement") as of the Closing Date is $1,236,000 (the "Existing Lender Letter of Credit Liability"); and

         WHEREAS, Borrower, Agent and Lenders wish to amend and restate the Existing Credit Agreement on the terms and subject to the conditions set forth herein, including among other things to provide for a revolving credit facility to Borrower in an aggregate principal amount not to exceed $100,000,000, the proceeds of which credit facility will be used by Borrower (i) to restate a portion of the Existing Loans outstanding in the Closing Date, (ii) to repay a portion of the Existing Loans together with accrued interest and fees thereon and to pay fees and expenses related to the transactions contemplated by this Agreement and (iii) to fund Subsequent Acquisitions and related transaction costs, to provide working capital financing for Borrower and to provide funds for other general corporate purposes of Borrower; and

         WHEREAS, prior to the effectiveness of this Agreement, Protection One Alarm Services, Inc. ("Services"), an Oregon corporation and a wholly-owned Subsidiary of Borrower, has been merged with and into Borrower, with Borrower as the surviving corporation in such merger (the "Services Merger");and

         WHEREAS, Borrower desires to secure all of its obligations under the Loan Documents by granting to Agent, on behalf of Lenders, a security interest in and lien upon all of its personal and real property; and

         WHEREAS, Protection One, Inc., a Delaware corporation ("Holdings"), is willing to guaranty all of the obligations of Borrower to Lenders under the
Loan Documents and to grant to   Agent, on behalf of Lenders, a security
interest in all of the capital stock of Borrower to secure such guaranty;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders, and Agent agree as follows:

                                   SECTION 1

                                  DEFINITIONS

SECTION 1.1      Certain Defined Terms.

         The terms defined below are used in this Agreement as so defined. Terms defined in the preamble and recitals to this Agreement are used in this Agreement as so defined.

         "Accreted Value" has the meaning given such term in the Subordinated
 Discount                       Note Indenture.

         "Acquisition" means any of the Prior Acquisitions or any Subsequent Acquisition.

         "Additional Mortgaged Property" has the meaning given in subsection
5.11.

         "Affiliate" means any Person (other than Agent, any Lender or Heller in its capacity as a stockholder of Holdings): (a) directly or indirectly controlling, controlled by, or under common control with, Borrower; or (b) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agent" means Heller in its capacity as agent for the Lenders under this Agreement and any successor in such capacity appointed pursuant to subsection 9.2.

         "Agreement" means this Credit Agreement (including all schedules, exhibits, annexes and appendices hereto).

         "Asset Disposition" means the disposition whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of any of the following: (a) any of the stock of any of Borrower's Subsidiaries; or (b) any or all of the assets of Borrower or any of its Subsidiaries other than sales of inventory in the ordinary course of business.

         "Bank Agency Agreement" means an agreement satisfactory to Agent among Agent, for the benefit of the Lenders, each Borrower and each bank at which either Borrower maintains depository accounts.

         "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time and all rules and regulations promulgated thereunder.

         "Base Rate" means a variable rate of interest per annum equal to the higher of: (i) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate in Federal Reserve statistical release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent or (ii) the Federal Funds Effective Rate. The statistical release generally sets forth a Bank Prime Loan rate for each business day. The applicable Bank Prime Loan rate for any date not set forth shall be the rate set forth for the last preceding date. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate," "reference rate," "base rate" or other similar rate announced from time to time by any of Bankers Trust Company or The Chase Manhattan Bank, National Association (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank).

         "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2(A)(1).

         "Big Six Accounting Firm" means any of Arthur Andersen & Co., KPMG Peat Marwick, Coopers & Lybrand, Ernst & Young, Deloitte & Touche and Price Waterhouse or any of their respective successors.

         "Borrower" has the meaning given in the preamble to this Agreement.

         "Business Day" means (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the Commonwealth of Pennsylvania or the State of Illinois, or the State of Oregon or is a day on which banking institutions located in any such states are closed, and (b) with respect to all notices, determinations, fundings and payments in connection with Loans bearing interest at the LIBOR Rate, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in Dollar deposits in the applicable interbank LIBOR market.

         "Capital Expenditures" means, without duplication, for any period, the aggregate of all expenditures on a consolidated basis including deposits (whether paid in cash or property or accrued as liabilities and including the aggregate amount of all principal payments due for the entire term of all Capital Leases which are required to be capitalized on the balance sheet) made by Borrower and its Subsidiaries that, in conformity with GAAP, are required to be included in the property, plant, or equipment, or similar fixed asset account; provided, however, there shall be excluded from the calculation of Capital Expenditures permitted under subsection 6.1 hereof only that portion of all such expenditures which Borrower is permitted to reinvest or use for replacement or restoration of assets through the use of insurance proceeds, awards of compensation arising from condemnation or eminent domain proceedings or from Net Proceeds of Asset Dispositions.

         "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

         "Capitalization Documents" means, collectively: (a) any or all of the stock certificates, warrant certificates or notes representing the Holdings Capital Stock and the Holdings Warrants; (b) the Subordinated Discount Note Documents, the Holdings Warrant Agreement and the Heller Purchase Agreement; and (c) any stockholders agreement or other agreement among or between the holders of the Holdings Capital Stock and the Holdings Warrants and Holdings or Borrower.

         "Cash Equivalents" means: (a) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) commercial paper maturing no more than one year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; and (c) certificates of deposit or bankers' acceptances maturing within one year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 and not subject to setoff rights in favor of such bank; and (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower's deposits at such institution.

         "Closing Date" means June 7, 1996.

         "Collateral" means, collectively: (a) all capital stock and other property pledged pursuant to the Pledge Agreement; (b) all "Collateral" as defined in the Security Agreement; (c) all real property mortgaged pursuant to the Mortgages; and (d) any property or interest provided in addition to or in substitution for any of the foregoing.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit 1.1(A).

         "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under Interest Rate Agreements; or (d) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. Contingent Obligations shall include (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Borrower or Holdings who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Contractual Obligation", as applied to any Person, means any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including, without limitation, the Related Transaction Documents.

         "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

         "Deferred Payment Obligations" means all obligations of Holdings or Borrower for amounts deferred or withheld in connection with the Acquisitions (or in connection with any other acquisition of Subscriber Accounts prior to the Original Closing Date), including amounts withheld as potential set-offs against Subscriber Account terminations or deferred in connection with post-closing purchase price adjustments or otherwise. For purposes of this Agreement, (i) Deferred Payment Obligations shall be deemed to be incurred as of the closing date of the related Acquisition and (ii) the amount of Deferred Payment Obligations outstanding at any date of determination shall be deemed to be the then maximum projected amount thereof; provided, however, that, with respect to Deferred Payment Obligations constituting amounts deferred or withheld as potential set-offs against Subscriber Account terminations, the amount thereof outstanding at any date of determination shall be deemed to be fifty percent (50%) of the then outstanding amount of such obligations as reflected on Holdings' and Borrowers' books and records, so long as the outstanding amount reflected on such books and records does not exceed $2,000,000, and otherwise shall be deemed to be the lesser of (i) the then outstanding amount of such obligations as reflected on Holdings' and Borrower's books and records and (ii) fifty percent (50%) of the amount of such obligations initially recorded as outstanding on Holdings' and Borrower's books and records at the time of incurrence thereof. Notwithstanding the foregoing, Deferred Payment Obligations shall not include amounts outstanding under any promissory note issued by Borrower in favor of Ion Leasing, Inc.; provided that simultaneously with the issuance of such promissory note (or any increase in the principal amount thereof in connection with the purchase of any additional Subscriber Accounts pursuant to the Ion Acquisition Documents), Borrower has defeased such promissory note (including any increase in the principal amount thereof) by irrevocably depositing cash in a segregated trust account in such amount as will be sufficient to make all payments (including without limitation, principal and interest) due thereunder.

         "Disqualified Stock" means any capital stock of Holdings which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the final stated maturity of the Subordinated Discount Notes.

         "Dollars" and the sign "$" mean the lawful money of the United States of America.

         "EBIDAT" means, without duplication, for any period, the following, each calculated for such period: (a) Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes included in the determination of Net Income; plus (c) interest expense deducted in the determination of Net Income; plus (d) amortization and depreciation deducted in the determination of Net Income; plus (e) losses from (or less gains from) Asset Dispositions or other non-recurring items included in the determination of Net Income, including gains arising from any reduction in the reserve for Transition Costs maintained by Borrower; less (f) after tax extraordinary gains (or plus after tax extraordinary losses) (in each case as defined under GAAP); less (g) Other Capitalized Costs paid.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Loan Party or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of any Loan Party or any current or former ERISA Affiliate.

         "Environmental Claims" has the meaning assigned to that term in subsection 4.15(A).

         "Environmental Laws" means all present and future federal, state or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees or directives imposing liability or standards of conduct for relating to the environment, industrial hygiene, land use or the protection of human health and safety, natural resources, pollution or waste management.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and all rules and regulations promulgated thereunder.

         "ERISA Affiliate", as applied to any Loan Party, means any Person who is a member of a group which is under common control with any Loan Party, who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) and (c) of the IRC.

         "Event of Default" means each of the events set forth in subsection
8.1.

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Expiry Date" means the earlier of (a) the termination of the Revolving Loan Commitment pursuant to subsection 8.3 or (b) the Termination Date.

         "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the immediately following Business Day by the Federal Reserve Bank of New York or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by the Agent from three Federal funds brokers of recognized standing selected by Agent.

         "Financial Condition Certificate" means a certificate delivered to Agent by Borrower pursuant to subsection 3.1(B).

         "Fiscal Year" means a twelve month period ending on the last day of September in each year.

         "Fixed Charge Coverage" means, for any period, (a) EBIDAT less the unfinanced portion of Capital Expenditures divided by (b) Fixed Charges.

         "Fixed Charges" means, without duplication, for any period, the following, each calculated for such period: (a) Interest Expenses (less interest income); plus (b) any provision for (or less any benefit from) income or franchise taxes included in the determination of Net Income, excluding changes in deferred tax assets and liabilities; plus (c) scheduled payments of principal with respect to all Indebtedness (including scheduled payments of Capital Leases) of Holdings, Borrower and Borrower's Subsidiaries on a consolidated basis, but excluding reductions of the Revolving Loan, plus (d) Restricted Junior Payments made in cash to any Person other than Holdings, Borrower and Borrower's Subsidiaries.

         "Funding Date" means the date of each funding of a Loan or issuance of a Lender Letter of Credit.

         "GAAP" means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 entitled "The Meaning of 'Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports'" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

         "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "TLCP" toxicity, "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         "Heller Purchase Agreement" means the Stock Purchase Agreement dated the Original Closing Date between Holdings and Heller, as amended, supplemented or modified from time to time.

         "Heller Stock" means the 181,269 shares of Common Stock, par value $.01 per share, of Holdings issued by Holdings to Heller pursuant to the Heller Purchase Agreement.

         "Holdings Capital Stock" means the Common Stock par value $.01 per share, of Holdings.

         "Holdings Guaranty" means the amended and restated continuing guaranty to be executed and delivered by Holdings, in favor of Agent for the benefit of the Lenders, in form and substance satisfactory to Agent.

         "Holdings Pledge Agreement" means the amended and restated stock pledge agreement to be executed and delivered by Holdings, in favor of Agent, for the benefit of Lenders, in form and substance satisfactory to Agent.

         "Holdings Warrant Agreement" means collectively, (a) that certain Warrant Agreement dated the Original Closing Date between Holdings and United States Trust Company of New York, as Warrant Agent and (b) that certain Warrant Agreement dated May 17, 1995 between Holdings and State Street Bank and Trust Company, a successor to the First National Bank of Boston, as Warrant Agent.

         "Holdings Warrants" means the warrants to purchase Holdings Common Stock pursuant to the Holdings Warrant Agreement.

         "Indebtedness", as applied to any Person, means: (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) all Deferred Payment Obligations and any other obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; and (f) all Obligations with respect to Lender Letters of Credit. Obligations under Interest Rate Agreements constitute Contingent Obligations and not Indebtedness. Notwithstanding the foregoing, Indebtedness shall not include amounts outstanding under any promissory note issued by Borrower in favor of Ion Leasing, Inc.; provided that simultaneously with the issuance of such promissory note (or any increase in the principal amount thereof in connection with the purchase of any additional Subscriber Accounts pursuant to the Ion Acquisition Documents), Borrower has defeased such promissory note (including any increase in the principal amount thereof) by irrevocably depositing cash in a segregated trust account in such amount as will be sufficient to make all payments (including without limitation, principal and interest) due thereunder. The term "Indebtedness", as defined herein and for purposes of the financial definitions herein, shall include the Accreted Value of the Subordinated Discount Notes from time to time, without deduction for any original issue discount arising from the allocation of a portion of the issue price thereof to the Holdings Warrants.

         "Indebtedness Ratio Test" means, as of any date of determination, that
(i) the Senior Indebtedness to Annualized EBIDAT Ratio as of such date does not exceed: 3.00 as of any date of determination prior to September 30, 1998; 2.75 as of any date of determination during the period from September 30, 1998 to June 30, 1999; and 2.50 as of any date of determination on or after June 30, 1999; (ii) the Total Indebtedness to Annualized EBIDAT Ratio as of such date does not exceed 6.0; and (iii) the Senior Indebtedness to MRR Ratio as of such date does not exceed: 21 as of any date of determination prior to September 30, 1998; and 19 as of any date of determination on or after September 30, 1998. All calculations shall be based upon the EBIDAT and MRR for the most recent month for which financial statements are required to be delivered pursuant to Subsection 5.1(A), adjusted to include (a) pro forma EBIDAT and MRR for any prior acquisitions made during the course of the month covered by such financial statements and (b) pro forma EBIDAT and MRR for any prior acquisitions made subsequent to the date of such financial statements.

         "Interest Expenses" means, without duplication, for any period, the aggregate of (i) all GAAP interest expenses of Borrowers with respect to the Obligations; (ii) all interest, fees and costs payable with respect to Indebtedness (including the interest portion of Capitalized Leases); (iii) fees and charges with respect to letters of credit or similar instruments; but excluding (a) fees and costs with respect to the Related Transactions or any Subsequent Related Transactions which, in accordance with GAAP, are capitalized as transaction costs and excluding any amortization thereof; and (b) any interest expenses not required to be paid in cash; provided, that "Interest Expenses" shall include the amortization of original issue discount in respect of the Subordinated Discount Notes (excluding original issue discount arising from the allocation of a portion of the issue price thereof to the Holdings Warrants).

         "Interest Payment Date" means, with respect to any LIBOR Rate Loan, the last day of the applicable Interest Period for such Loan (except that for each LIBOR Rate Loan having an Interest Period longer than three months, Interest Payment Date shall also mean the last day of each three-month interval during such Interest Period), and at maturity, whether by acceleration or otherwise.

         "Interest Period" means any interest period applicable to a LIBOR Rate Loan as determined pursuant to subsection 2.2(B).

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Borrowers or any of its Subsidiaries against fluctuations in interest rates.

         "Interest Rate Determination Date" means the date on which Agent determines the interest rate applicable to any LIBOR Rate Loan pursuant to subsection 2.2(A) which shall be the second Business Day prior to the first day of the Interest Period applicable to such LIBOR Rate Loan.

         "Investment" means (a) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest or other Securities of, any other Person (other than a Person that prior to the relevant purchase or acquisition was a Subsidiary of Borrower); or (b) any direct or indirect loan, advance or capital contribution by Borrower or any of its Subsidiaries to any other Person (other than a Subsidiary of Borrower), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such investment.

         "Ion Acquisition" means the acquisition by Borrower of certain of the assets of Ion Leasing, Inc. pursuant to the Ion Acquisition Documents.

         "Ion Acquisition Documents" means, collectively, the Asset Purchase Agreement dated as of September 24, 1993 among Borrower and Ion Leasing, Inc. and its shareholders, and all other documents, agreements or certificates executed in connection therewith.

         "IRC" means the Internal Revenue Code of 1986, and any rule or regulation promulgated thereunder from time to time.

         "Joint Venture" means a joint venture, partnership or other similar arrangement, regardless of the legal form of such arrangement.

         "Lender" or "Lenders" means Heller and each other financial institution listed on the signature pages hereof together with their successors and permitted assigns pursuant to subsection 9.1.

         "Lender Addition Agreement" means an agreement among Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Revolving Loan Commitments and other interests under this Agreement and the other Loan Documents.

         "Lender Letter of Credit" has the meaning assigned to that term in subsection 2.1(D).

         "'Letter of Credit Liability' means all reimbursement obligations of Borrower to Agent and Lenders in connection with each Lender Letter of Credit including: (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid or made available by the issuer thereof to the extent not reimbursed; and (c) all unpaid interest, fees and expenses."

         "Letter of Credit Reserve" means, at any time, an amount equal to (a) the aggregate amount of Letter of Credit Liability with respect to all Lender Letters of Credit outstanding at such time plus (b) to the extent not included in clause (a), the aggregate amount theretofore paid by Agent or any Lender under Lender Letters of Credit for which Agent or such Lender has not been reimbursed, including by debit to the Loan Account pursuant to subsection 2.1(D)(2).

         "LIBOR Rate" means, for each Interest Period, a rate of interest determined by Agent equal to:

                 (a) the rate of interest determined by Agent at which deposits in Dollars for the relevant Interest Period are offered based on information presented on the Reuters Screen LIBO Page as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period; provided that if at least two such offered rates appear on the Reuters Screen LIBO Page in respect of such Interest Period, the arithmetic mean of all such rates will be the rate used; provided further that if fewer than two offered rates appear or if Reuters ceases to provide LIBOR quotations, such rate shall be the rate of interest at which deposits in Dollars are offered for the relevant Interest Period by either of Bankers Trust Company or The Chase Manhattan Bank, National Association to first class banks in the London interbank market as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date, divided by

                 (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System;

(such rate to be rounded upward to the next whole multiple of one-sixteenth of one percent (1/16 of 1%)).

         "LIBOR Rate Loans" means Loans bearing interest at rates determined by reference to the LIBOR Rate as provided in subsection 2.2(A)(2).

         "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         "Loan" or "Loans" means an advance or advances under the Revolving Loan Commitment.

         "Loan Account" has the meaning assigned to that term in subsection
2.6.

         "Loan Documents" means this Agreement, the Notes, the Security Documents, the Pledge Agreement, the Loan Guaranty, the Subsidiary Guaranties and all other instruments, documents and agreements executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter to or for the benefit of Agent or any Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time, but excluding all Acquisition Documents, Capitalization Documents and Subordinated Discount Note Documents.

         "Loan Guaranty" means the Holdings Guaranty.

         "Loan Party" means, collectively, Holdings, Borrower, Borrower's Subsidiaries and any other Person (other than Agent or any Lender) which is or becomes a party to any Loan Document.

         "Loan Year" means each period of twelve (12) consecutive months commencing on the Closing Date and on each anniversary thereof.

         "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of any Loan Party on an individual basis; or (b) the impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or of Agent or any Lender to enforce or collect any of the Obligations, including the obligations of any Loan Party to perform or of Agent or any Lender to enforce any Loan Guaranty or Subsidiary Guaranty. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

         "Maximum Revolving Loan Amount" has the meaning assigned to that term in subsection 2.1(A)(1).

         "Mortgage" means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Loan Party to Agent, with respect to any Additional Mortgaged Property, all in form and substance satisfactory to Agent.

         "MRR" means monthly recurring alarm monitoring and extended service plan revenues from services provided under Subscriber Accounts, excluding patrol revenues.

         "MRR Attrition" means, for any trailing twelve-month period, the quotient of:

            (A) MRR for the last month of such trailing twelve-month period ("Ending MRR"); less Ending MRR attributable to internal installations (excluding new owner reconnects), less Ending MRR attributable to Subscriber Accounts acquired during such period; less MRR for the month immediately preceding the beginning of such period ("Beginning MRR"); less MRR attributable to account guaranties enforced during such period; divided by

            (B)     the quotient of (i) Beginning MRR plus Ending MRR divided by
(ii) two (2).

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six years.

         "Net Income" means, for any period, the net income (or loss) of Holdings, Borrower and Borrower's Subsidiaries on a consolidated basis after provision for or benefit from income and franchise taxes determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person (other than Borrower and its wholly-owned Subsidiaries) in which Holdings, Borrower or any of Borrower's Subsidiaries has an ownership interest unless received by Holdings, Borrower or any such Subsidiary in a cash distribution; and (b) the income (or loss) of any Person accrued prior to the date it became a wholly-owned Subsidiary of Borrower or is merged into or consolidated with Borrower or such Person's assets are acquired by Borrower or any of its Subsidiaries.

         "Net Proceeds" means cash proceeds (including insurance proceeds) received by Borrower or any of its Subsidiaries from any Asset Disposition (including payments under notes or other debt securities received in connection with any Asset Disposition and insurance proceeds and awards of condemnation but excluding proceeds permitted under this Agreement to be used for replacement assets), net of (a) the costs of such sale, lease, transfer or other disposition (including taxes attributable to such sale lease or transfer); and (b) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

         "Note" or "Notes" means one or more of the Revolving Notes.

         "Notice of Borrowing" means a notice substantially in the form of
Exhibit 1.1(C).

         "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit 2.2(E).

         "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Agent or any Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against either Borrower any of the Other Subsidiaries.

         "Original Closing Date" means November 3, 1993.

         "Other Capitalized Costs" means, for any fiscal period, the gross amount capitalized for long term assets (net of cash received in respect of long term assets), other than (a) Capital Expenditures, (b) fees and expenses capitalized with respect to the Related Transactions or any Subsequent Related Transactions and (c) Transition Costs capitalized with respect to acquired Subscriber Accounts in an amount not exceeding a multiple of two and one-half times the MRR of such acquired Subscriber Accounts.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Part 3 of Title I of ERISA, Title IV of ERISA or Section 412 of the IRC and which (a) is maintained for employees of any Loan Party or any of their ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of any Loan Party any of their current or former ERISA Affiliates.

         "Permitted Encumbrances" means the following:

                 (a) Liens (other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges not yet due and payable;

                 (b) Statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith; provided that a reserve or other appropriate provision shall have been made therefor;

                 (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                 (d) Deposits, in an aggregate amount not to exceed $200,000, made in the ordinary course of business to secure real property leases and/or liability to insurance carriers;

                 (e)      Liens for purchase money obligations; provided that:
         (i) the purchase of the asset subject to any such Lien is permitted under subsection 6.1; (ii) the Indebtedness secured by any such Lien is permitted under subsection 7.1; and (iii) any such Lien encumbers only the asset so purchased;

                 (f) Any attachment or judgment Lien not constituting an Event of Default under subsection 8.1(I) of this Agreement;

                 (g) Leases or subleases granted to others not interfering in any material respect with the business of any Loan Party or any of its Subsidiaries;

                 (h) Easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party or any of its Subsidiaries;

                 (i) Any interest or title of a lessor or sublessor under any lease permitted by subsection 7.8 of this Agreement;

                 (j) Liens arising from filing UCC financing statements regarding leases permitted by this Agreement;

                 (k)      Liens in favor of Agent, on behalf of Lenders;

                 (l) Liens in favor of Ion Leasing, Inc. to the extent such Liens encumber only the cash (and any investment contracts and life insurance policies purchased therewith) deposited by Borrower in a segregated trust account to defease the promissory note issued by Borrower to Ion Leasing Inc. in accordance with the Ion Acquisition Documents; and

                 (m) Liens existing on the date hereof and renewals and extensions thereof, which Liens are set forth on Schedule II to the Security Agreement.

         "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

         "Pledge Agreement" means the Holdings Pledge Agreement.

         "Principals" means Morgan Stanley Venture Capital Fund, L.P. and funds managed by Patricof & Co. Ventures, Inc.

         "Prior Acquisition" means any "Acquisition" (as defined in the Existing Credit Agreement) made prior to the Closing Date.

         "Pro Rata Share" means, with respect to matters relating to a Revolving Loan Commitment of a Lender (including the making or repayment of Loans pursuant to that Revolving Loan Commitment), the percentage obtained by dividing (i) such Revolving Credit Commitment of that Lender by (ii) all Revolving Credit Commitments of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection 9.1.

         "Projections" means Holdings' forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a business segment by business segment basis and otherwise consistent with Holdings' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         "Qualified Dealer Contract" means (i) any of the agreements listed on
Schedule 1.1(E) and (ii) any agreement hereafter entered into between Borrower and any alarm monitoring system dealer providing for the purchase on a continuous basis of Subscriber Accounts by such Borrower from such dealer so long as such agreement contains substantially the same terms as are contained in the agreements listed on Schedule 1.1(E) and so long as not less than two
(2) Business Days prior to entering into any such agreement, Agent shall have received a true and correct copy of such agreement together with a schedule of all Qualified Dealer Contracts in effect at such time.

         "Qualified MRR" means, with respect to any Subsequent Acquisition, the MRR associated with the Subscriber Accounts acquired pursuant to such Subsequent Acquisition which is defined as "qualified MRR", "qualified recurring revenue" or in similar terms in the related Subsequent Acquisition Documents and consistent with Borrowers' current practices.

         "Related Party" means, with respect to any Principal (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

         "Related Transactions" means the execution and delivery of the Related Transactions Documents, each borrowing under the Revolving Loan on the Closing Date and the payment of all fees, costs and expenses associated with all of the foregoing.

         "Related Transactions Documents" means the Loan Documents.

         "Requisite Lenders" means Lenders having (a) 51% or more of the sum of the Revolving Loan Commitments; or (b) if all Revolving Loan Commitments have been terminated, 51% or more of the aggregate outstanding principal amount of the Revolving Loan.

         "Restricted Junior Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings, Borrower or any of Borrower's Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings, Borrower or any of Borrower's Subsidiaries now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness; and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings, Borrower or any of Borrower's Subsidiaries now or hereafter outstanding.

         "Revolving Loan" means all advances made by Lenders pursuant to subsection 2.1(A) and any amounts added to the principal balance of the Revolving Loan pursuant to this Agreement.

         "Revolving Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make Revolving Loans as set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Lender Addition Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Loans and to purchase participations in Lender Letters of Credit pursuant to subsection 2.1(D).

         "Revolving Note" means each promissory note of Borrowers substantially in the form of Exhibit 1.1(D).

         "Securities" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "Security Agreement" means the amended and restated security agreement to be executed and delivered by Borrower in favor of Agent for the benefit of Lenders, substantially in the form of Exhibit 1.1(E).

         "Security Documents" means all instruments, documents and agreements executed by or on behalf of any Loan Party to guaranty or provide collateral security with respect to the Obligations and other transactions contemplated by this Agreement including, without limitation, the Loan Guaranty, the Subsidiary Guaranties, the Pledge Agreements, the Mortgages, the Security Agreement and all instruments, documents and agreements executed pursuant to the terms of the foregoing, including, without limitation, those executed pursuant to the Security Agreement.

         "Senior Indebtedness to Annualized EBIDAT Ratio" means, at any date of determination, the ratio of (a) the aggregate principal amount of all Indebtedness (excluding Subordinated Indebtedness) of Holdings, Borrower and Borrower's Subsidiaries as of such date on a consolidated basis to (b) EBIDAT for the one month period ending on such date multiplied by twelve(12).

         "Senior Indebtedness to MRR Ratio" means, at any date of determination, the ratio of (a) the aggregate principal amount of all Indebtedness (excluding Subordinated Indebtedness) of Holdings, Borrower and Borrower's Subsidiaries as of such date on a consolidated basis to (b) MRR of Holdings,

Borrower and Borrower's Subsidiaries on a consolidated basis for the one-month period ending on such date.

         "Senior Interest" means, for any period, without duplication; the total of the following for Holdings, Borrower and Borrower's Subsidiaries on a consolidated basis, each calculated for such period: (i) Interest Expenses with respect to Indebtedness including the Obligations but excluding Interest Expenses related to Subordinated Indebtedness less (ii) interest income.

         "Senior Interest Coverage" means, for any period, (a) EBIDAT less the unfinanced portion of Capital Expenditures divided by (b) Senior Interest.

         "Subordinated Discount Note Indenture" means the Indenture dated as of May 17, 1995 by and among State Street Bank and Trust Company, as successor to The First National Bank of Boston, as trustee, Holdings and Borrower with respect to the Subordinated Discount Notes.

         "Subordinated Discount Note Placement Agreement" means the Placement Agreement among Holdings, Borrower and Morgan Stanley and Co. and Montgomery Securities with respect to the issuance and sale of the Subordinated Discount Notes and the Holdings Warrants.

         "Subordinated Discount Note Documents" means the Subordinated Discount Note Placement Agreement, the Subordinated Discount Note Indenture, the Subordinated Discount Notes, and all instruments, documents and agreements executed pursuant to the terms of the foregoing.

         "Subordinated Discount Notes" means those Senior Subordinated Discount Notes Due 2005 of Monitoring issued on May 17, 1995, and the substantially identical subordinated notes registered under the Securities Act of 1933 which were issued in exchange for such initial Subordinated Discount Notes, as contemplated by the Subordinated Discount Note Documents.

         "Subordinated Indebtedness" means all Indebtedness under the Subordinated Discount Note Documents and all other Indebtedness of Borrower or any of Borrower's Subsidiaries which is subordinated in right of payment to the Obligations.

         "Subscriber Accounts" means alarm monitoring accounts or alarm services accounts of customers arising under written contracts with such customers pursuant to which Borrower provides alarm monitoring or other security services or sells, installs and services security alarm systems.

         "Subsequent Acquisition" means any acquisition by Borrower after the Closing Date of a Person which is engaged in installing security alarm systems and/or providing monitoring and other security alarm system services, or of the Subscriber Accounts, or Subscriber Accounts and other assets, of such a Person.

         "Subsequent Acquisition Compliance Certificate" means a certificate duly executed by the chief executive officer or chief financial officer of Borrower appropriately completed and in the form of Exhibit 3.3.

         "Subsequent Acquisition Documents" means, with respect to any Subsequent Acquisition, the purchase agreement entered into in connection with such Subsequent Acquisition, including any agreement merging the Target of such Subsequent Acquisition with and into Borrower, and all other documents, agreements or certificates executed in connection therewith.

         "Subsequent Related Transaction Documents" means the Subsequent Acquisition Documents and Loan Documents executed in connection with any Subsequent Acquisition.

         "Subsequent Related Transactions" means, in connection with any Subsequent Acquisition, such Subsequent Acquisition, the execution and delivery of all Subsequent Related Transaction Documents in connection therewith, the funding of any Loan advance in connection therewith and the incurrence of any Deferred Payment Obligation in connection therewith, and the repayment of any Target Indebtedness and payment of all fees, costs and expenses associated therewith.

         "Subsidiary" means, with respect to any Person, any corporation, partnership association or other business entity of which more than 50% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "Subsidiary Guarantees" means the continuing guaranties, if any, to be executed and delivered by Subsidiaries of Borrower in favor of Agent, for the benefit of Lenders, in form and substance satisfactory to Agent.

         "Target" means, with respect to any Acquisition, any Person being acquired, or whose Subscriber Accounts (or whose Subscriber Accounts and other assets) are being acquired, by Borrower pursuant to such Acquisition.

         "Termination Date" has the meaning assigned to that term in subsection 2.5.

         "Termination Event" means: (a) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder; or (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) or 4068(f) of ERISA; or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the partial or complete withdrawal of any Loan Party or any ERISA Affiliate from a Multiemployer Plan; or (g) the imposition of a Lien pursuant to Section 412 of the IRC or Section 302 of ERISA; or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

         "Total Indebtedness to Annualized EBIDAT Ratio" means, at any date of determination, the ratio of (a) the aggregate principal amount of all Indebtedness of Holdings, Borrower and Borrower's Subsidiaries as of such date on a consolidated basis plus the aggregate liquidation preference or redemption amount of all Disqualified Stock as of such date to (b) EBIDAT for the one month period ending on such date multiplied by twelve(12).

         "Transition Costs" means the costs and expenses incurred by Borrowers in the ordinary course of business and capitalized as acquisition costs in connection with converting acquired Subscriber Accounts to Subscriber Accounts of Borrowers.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Illinois, or as in effect in any jurisdiction in which Collateral is located.

SECTION 1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.

         For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agent or any Lender pursuant to subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation. No "Accounting Changes" (as defined below) shall effect financial covenants, standards or terms in this Agreement; provided, that Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Holdings or Borrower; (b) changes in accounting principles recommended by Holdings or Borrower's certified public accountants; and (c) changes in carrying value of Holdings' or Borrower's (or any of Borrower's Subsidiaries') assets, liabilities or equity accounts resulting from the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the Related Transactions. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBIDAT in such period. For purposes of computing the financial covenants and definitions contained herein, financial data with respect to any Target shall be included only with respect to periods commencing on and after the closing date of the Acquisition of such Target.

SECTION 1.3      Other Definitional Provisions.

         References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

SECTION 1.4     Effect of Restatement.

         This Agreement shall supersede the Existing Credit Agreement from and after the Closing Date with respect to the transactions hereunder and with respect to the Existing Loans and the Existing Lender Letter of Credit Liability. The parties hereto acknowledge and agree, however, that (i) this Agreement and all other Loan Documents executed and delivered herewith do not constitute a novation, payment and reborrowing or termination of the Obligations under the Existing Credit Agreement and the other Loan Documents as in effect prior to the Closing Date, (ii) such Obligations are in all respects continuing and outstanding (including without limitation all accrued interest on the Existing Loans to the Closing Date and all accrued fees under the Existing Credit Agreement to the Closing Date, which accrued interest and fees shall be payable in accordance with the terms of the Existing Credit Agreement) with only the terms being modified from and after the Closing Date as provided in this Agreement and the other Loan Documents, (iii) the liens and security interest in favor of Agent for the benefit of Lenders securing payment of such Obligations are in all respects continuing and in full force and effect with respect to all Obligations and (iv) all references in the other Loan Documents to the Existing Credit Agreement shall be deemed to refer without further amendment to this Agreement.


                                   SECTION 2

                           AMOUNTS AND TERMS OF LOANS

SECTION 2.1      Loans.

         (A) Revolving Loan . Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower contained herein, each Lender agrees, severally and not jointly, to lend to Borrower from time to time during the period from the Closing Date to and excluding the Expiry Date, its Pro Rata Share of the Revolving Loan. The aggregate amount of all Revolving Loan Commitments shall be $100,000,000 as reduced from time to time pursuant to subsection 2.4. The parties hereto acknowledge and agree that the outstanding principal balance of the Existing Loans held by Lenders shall be restated as part of the Revolving Loan pursuant to this Agreement. Amounts borrowed under this subsection 2.1(A) may be repaid and reborrowed at any time prior to the Expiry Date. No Lender shall have any obligation to make advances under this subsection 2.1(A) to the extent any requested advance would cause the principal balance of the Revolving Loan then outstanding to exceed the Maximum Revolving Loan Amount; provided that all Lenders may, in their sole discretion, elect from time to time to make Revolving Loans in excess of the Maximum Revolving Loan Amount.

         "Maximum Revolving Loan Amount" means, as of any date of determination, the Revolving Loan Commitments as of such date of determination minus the Letter of Credit Reserve minus the aggregate outstanding amount of all Deferred Payment Obligations as of such date of determination. If Loans in excess of the Maximum Revolving Loan Amount are made pursuant to the approval of all Lenders as set forth in the provision to the immediately preceding sentence, then for purposes of subsection 2.4(C)(1), the Maximum Revolving Loan Amount shall be deemed increased by such amount subject to the limitations contained in such approval.

         (B)     Borrowing Mechanics.  Base Rate Loans made on any Funding
Date shall be in an aggregate minimum amount of $100,000 and integral multiples of $50,000 in excess of that amount. LIBOR Rate Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount. When Borrower desires to borrow under this subsection 2.1, Borrower shall deliver to Agent a fully and properly completed Notice of Borrowing no later than 1:00 P.M. (Chicago time) at least (i) one Business Day in advance of the proposed Funding Date in the case of a requested Base Rate Loan and (ii) three Business Days in advance of the proposed Funding Date in the case of a requested LIBOR Rate Loan. Loans may be continued as or converted into Base Rate Loans and LIBOR Rate Loans in the manner provided in subsection 2.2(E). In lieu of delivering the above described Notice of Borrowing, Borrower may give Agent telephonic notice by the required time of the proposed borrowing; provided that such notice shall be promptly, and in any event within one Business Day, confirmed in writing by delivery of a Notice of Borrowing to Agent. Neither Agent nor any Lender shall incur any liability to Borrower for acting upon any telephonic notice that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this subsection 2.1(B). The making of an advance pursuant to telephonic notice shall constitute a Loan under this Agreement. Except as provided in subsection 2.7(D), a Notice of Borrowing for a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable once given, and Borrower shall be bound to make a borrowing in accordance therewith. Each such advance to Borrower under the Revolving Loan shall, on the Funding Date, be deposited, in immediately available funds, in such account as Borrower, may from time to time designate to Agent in writing. Existing Loans which are LIBOR Rate Loans under the Existing Credit Agreement shall be continued as LIBOR Rate Loans hereunder at the respective LIBOR Rates and for the remaining portion of the respective Interest Periods elected by Borrower under the Existing Credit Agreement.

         (C) Notes . Borrower shall execute and deliver to each Lender a Revolving Note to evidence the Revolving Loan, such Revolving Note to be in the principal amount of the Revolving Loan Commitment of such Lender and with other appropriate insertions. In the event of an assignment under subsection 9.1, Borrower shall, upon surrender of the assigning Lender's Notes, issue new Notes to reflect the new Revolving Loan Commitments of the assigning Lender and its assignee.

         (D) Letters of Credit . Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, the Revolving Loan Commitment may, in addition to advances under the Revolving Loan, be utilized, upon the request of Borrower, for the issuance of letters of credit by Agent (each such letter of credit, a "Lender Letter of Credit") on behalf of each Lender having a Revolving Loan Commitment (severally and not jointly) according to such Lender's Pro Rata Share of the Revolving Loan Commitment. Borrower agrees that each Lender Letter of Credit shall become part of Borrower's Obligations and secured by the Collateral as of the date each such Lender Letter of Credit is issued. The parties hereto acknowledge and agree that all Lender Letters of Credit issued under the Existing Credit Agreement and outstanding on the Closing Date shall constitute Lender Letters of Credit under this Agreement.

                 (1) Maximum Amount . The aggregate amount of Lender Letter of Credit Liability with respect to all Lender Letters of Credit outstanding at any time shall not exceed $2,000,000.

                 (2) Reimbursement . In the event Agent determines to honor a request for a drawing under a Lender Letter of Credit, Agent shall promptly notify Borrower and Borrower shall be irrevocably and unconditionally obligated without presentment, demand, protest or other formalities of any kind, to reimburse Agent upon demand for any amounts paid by Agent with respect to such Lender Letter of Credit. Borrower hereby authorizes and directs Agent, at Agent's option and without the need for prior notice, to debit the Loan Account (by increasing the principal balance of the Revolving Loan) in the amount of any payment made by Agent with respect to any Lender Letter of Credit. All amounts paid by Agent with respect to any Lender Letter of Credit that are not immediately repaid by Borrower with the proceeds of the

Revolving Loan or otherwise shall bear interest at the interest rate applicable to Revolving Loans. In the event that Borrower shall fail to reimburse Agent on the date of any payment by Agent under a Lender Letter of Credit in an amount equal to the amount of such payment, Agent shall promptly notify each Lender of the unreimbursed amount of such payment together with accrued interest thereon and each Lender agrees to purchase, and shall be deemed to have purchased, a participation in such Lender Letter of Credit in an amount equal to its Pro Rata Share of the unpaid amount together with accrued interest thereon. Upon one Business Day's notice from Agent, each Lender shall deliver to Agent an amount equal to its respective participation in same day funds, at the place and on the date and by the time notified by Agent. The obligation of each Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. In the event any Lender fails to make available to Agent the amount of such Lender's participation in such Lender Letter of Credit as provided in this subsection 2.1(D)(2), Agent shall be entitled to recover such amount on demand from such Lender together with interest at the Base Rate. Nothing in this subsection 2.1(D)(2) shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Borrower shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 2.1(D)(2).

                 (3) Conditions of Issuance of Lender Letter of Credit . In addition to all other terms and conditions set forth in this Agreement, the issuance by Agent of any Lender Letter of Credit shall be subject to the conditions precedent that the Lender Letter of Credit shall support a transaction entered into by Borrower in the ordinary course of its businesses and shall be in such form, be for such amount, and contain such terms as may be reasonably satisfactory to Agent. The expiration date of each Lender Letter of Credit shall be on a date which is the earlier of (a) one year from the date of issuance, or (b) the thirtieth day before the Termination Date.

                 (4) Request for Letters of Credit . Borrower shall give Agent at least fifteen (15) Business Days prior notice (or such shorter period as may be agreed to by Agent in any particular instance) specifying the date a Lender Letter of Credit is to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the proposed to be supported thereby. The notice shall be accompanied by the proposed form of the Lender Letter of Credit.

                 (5)      Other Letter of Credit Provisions .

                          (a)     Obligations Absolute .  The obligations of
Borrower to reimburse Agent and Lenders for payments made under any Lender Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances:

                                   (i)     any lack of validity or
enforceability of any Lender Letter of Credit;

                                  (ii)     the existence of any claim, set-off,
defense or other right which Borrower or any of its Affiliates, Agent or any Lender may at any time have against a beneficiary or any transferee of any Lender Letter of Credit (or any persons or entities from whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Lender Letter of Credit was procured);

                                  (iii)    any draft, demand, certificate or
any other document presented under any Lender Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                  (iv)     payment by Agent or any Lender under
any Lender Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Lender Letter of Credit; provided that, in the case of any payment by Agent or any Lender under any Lender Letter of Credit, Agent or such Lender has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Lender Letter of Credit;

                                  (v)      any other circumstance or happening
whatsoever, which is similar to any of the foregoing; or

                                  (vi)     the fact that a Default or an Event
of Default shall have occurred and be continuing.

                          (b)     Nature of Lenders' Duties .  As between Agent
and Borrower and each Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Lender Letter of Credit by beneficiaries of any Lender Letter of Credit. In furtherance and not in limitation of the foregoing, neither Agent nor any Lender shall be responsible:
(i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document by an party in connection with the application for and issuance of any Lender Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Lender Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Lender Letter of Credit to comply fully with conditions required in order to demand payment under such Lender Letter of Credit; provided that, in the case of any payment by Agent under any Lender Letter of Credit, Agent has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Lender Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Lender Letter of Credit or of the proceeds thereof; (vii) for the application by the beneficiary of the proceeds of any drawing under any Lender Letter of Credit; and (viii) for any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder.

                          In furtherance and extension of and not in limitation
of, the specific provisions hereinabove set forth, any action taken or omitted by Agent or any Lender under or in connection with any lender Letter of Credit, if taken or omitted in good faith, shall not put Agent or any Lender under any resulting liability to Borrower.

        Notwithstanding anything to the contrary contained in this subsection 2.1(D)(5)(b), Borrower shall retain all rights, if any, it may have against Agent or any Lender for any liability arising solely out of the gross negligence or willful misconduct of Agent or such Lender, as determined by a final judgment of a court of competent jurisdiction.

SECTION 2.2      Interest.

        (A) Rate of Interest. The Loans and all other Obligations shall bear interest from the date such Loans are made or such other Obligations become due to the date paid at a rate per annum determined by reference to the Base Rate or the LIBOR Rate. The applicable basis for determining the rate of interest shall be selected by Borrower initially at the time a Notice of Borrowing is given pursuant to subsection 2.1(B). The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2(E). If on any day a Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

        The Loans shall bear interest through maturity as follows:

                 (1) if a Base Rate Loan, then at the sum of the Base Rate plus one percent (1.00%) per annum; and

                 (2) if a LIBOR Rate Loan, then at the sum of the LIBOR Rate plus two and one-half of one percent (2.50%) per annum.

        Notwithstanding the foregoing, at the election of Agent in its sole discretion prior to an acceleration Of the Obligations pursuant to subsection
8.3 or at the election of Requisite Lenders after an acceleration of the Obligations pursuant to subsection 8.3, after the occurrence of an Event of Default and for so long as such Event of Default continues, the Loans and all other Obligations shall bear interest until paid in full at a rate per annum that is two percent (2.0%) in excess of the rate of interest otherwise payable under this Agreement; provided that, in the case of LIBOR Rate Loans, until the expiration of any then applicable Interest Period, all such LIBOR Rate Loans shall bear interest payable upon demand at a rate which is four and one-half of one percent (4.5%) in excess of the LIBOR Rate. Thereafter, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, unless otherwise permitted by the terms of subsection 2.7(I), such LIBOR Rate Loans shall thereupon become Base Rate Loans and thereafter bear interest payable upon demand at a rate which is two percent (2.0%) per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans.

        (B) Interest Periods. In connection with each LIBOR Rate Loan, except as otherwise provided in the last sentence of subsection 2.1(B), Borrower shall elect an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be either a one, two, three or six month period provided that:

                (1) the initial Interest Period for any Loan shall commence on the Funding Date of such Loan;

                 (2) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                 (3) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                 (4) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to part (5) below, end on the last Business Day of a calendar month;

                 (5)      no Interest Period shall extend beyond the Expiry
         Date;

                 (6) the Interest Period for a Loan that is converted pursuant to subsection 2.2(E) shall commence on the date of such conversion and shall expire on the date on which the Interest Period for the Loans so converted expires; and

                 (7) there shall be no more than five (5) Interest Periods relating to LABOR Rate Loans outstanding at any time.

         (C) Computation and Payment of Interest. Interest on the Loans and all other Obligations shall be computed on the daily principal balance on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of funding of the Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan shall be included and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, or with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan. Interest on the Base Rate Loans and all other Obligations other than LIBOR Rate Loans shall be payable to Agent, for the benefit of Lenders, monthly in arrears on the first day of the month following the Closing Date and the first day of each month thereafter, on the date of any prepayment of Loans and at maturity, whether by acceleration or otherwise. Interest on LIBOR Rate Loans shall be payable to Agent, for the benefit of Lenders, on the last day of the applicable Interest Period for such Loan, and at maturity, whether by acceleration or otherwise. In addition, for each LIBOR Rate Loan having an Interest Period longer than three months, interest accrued on such Loan shall also be payable on the last day of such three-month interval during such Interest Period.

         (D) Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or the other Loan Documents, Borrower shall not be required to pay, and neither Agent nor any Lender shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this subsection shall govern and control; (2) neither Borrower nor any other

Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that Agent or any Lender may have received hereunder shall be, at Agent's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither Borrower nor any other Loan Party shall have any action against Agent or any Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligation is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

         (E) Conversion or Continuation. Subject to the provisions of subsection 2.7 and the limitation on the number of Interest Periods contained in subsection 2.2(B)(8), Borrower shall have the option to (1) convert at any time all or any part of outstanding Loans equal to $500,000 and integral multiples of $500,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, or (2) upon the expiration of any Interest Period applicable to a LIBOR Rate Loan, to continue all or any portion of such Loan equal to $500,000 and integral multiples of $500,000 in excess of that amount as a LIBOR Rate Loan and the succeeding Interest Period(s) of such continued Loan shall commence on the last day of the Interest Period of the Loan to be continued; provided that LIBOR Rate Loans may only be converted into Loans bearing interest determined by reference to an alternative basis on the expiration date of an Interest Period applicable thereto; and provided, further, that no outstanding Loan may be continued as, or be converted into, a LIBOR Rate Loan when any Event of Default or Default has occurred and is continuing.

         Borrower shall deliver a fully and properly completed Notice of Conversion/Continuation to Agent no later than 11:00 A.M. (Chicago time) at least three (3) Business Days in advance of the proposed conversion/continuation date. In lieu of delivering the above-described Notice of Conversion/Continuation, Borrower may give Agent telephonic notice by the required time of any proposed conversion/ continuation under this subsection 2.2(E); provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date.

         Neither Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrower or for otherwise acting in good faith under this subsection 2.2(E).

         Except as provided in subsection 2.7(D), a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable once given, Borrower shall be bound to convert or continue in accordance therewith and Agent shall have no liability for acting in accordance with Borrower's instructions contained therein.

SECTION 2.3      Fees.

         (A) Certain Fees. Borrower shall pay (i) to Heller, individually, the fees specified in that certain letter agreement dated the Closing Date between Borrower and Heller and (ii) to each other Lender, individually, the fees specified in that certain letter agreement dated the Closing Date between Borrower and such Lender.

         (B) Unused Line Fee. From and after the Closing Date, Borrower shall pay to Agent, for the benefit of Lenders, a fee in an amount equal to the Revolving Loan Commitment less the sum of the average daily balance of the Revolving Loan plus the average daily face amount of Lender Letter of Credit Reserve during the preceding month multiplied by one-half of one percent (.50%) per annum, such fee to be payable monthly in arrears on the first day of the month following the Closing Date and the first day of each month thereafter.

         (C) Lender Letter of Credit Fees. Borrower shall pay to Agent, for the ratable benefit of Lenders, fees for each Lender Letter of Credit for the period from and including the date of issuance of same to and excluding the date of expiration or termination, equal to the daily average face amount of Letter of Credit Liability multiplied by three percent (3.0%) per annum, such fees to be payable monthly in arrears on the first day of each month thereafter. Borrower shall also reimburse Agent for any and all fees and expenses, if any, paid by Agent to the issuer of the letter of credit.

SECTION 2.4      Payments and Prepayments.

         (A) Manner and Time of Payment. All payments of the Obligations shall (except as otherwise set forth herein) be made by Borrower without deduction, defense, setoff or counterclaim and in same day funds and delivered to Agent by wire transfer to Agent's account, ABA No. 0710-0001-3, Account No. 55-00540 at The First National Bank of Chicago, One First National Plaza, Chicago, IL 60670, Reference: Heller Corporate Finance Group for the benefit of Protection One Alarm Monitoring, Inc., or at such other place as Agent may direct from time to time by notice to Borrower. Borrower shall receive credit for such funds on the date received if Borrower has given Agent telephonic notice by 11:00 a.m. (Chicago time) of the transfer of such funds and such funds are received by Agent by 12:00 noon (Chicago time) on such day. In the absence of timely notice and receipt, such funds shall be deemed to have been paid by Borrower on the next succeeding Business Day. In order to cause timely payment to be made to Agent of all Obligations as and when due, Borrower hereby authorizes and directs Agent, at Agent's option, to debit the Loan Account (by increasing the principal balance of the Revolving Loan) when such Obligations become due.

         (B) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

         (C)     Mandatory Prepayments.

                 (1) Revolving Loan Overadvance. 2(a) At any time that the principal balance of the Revolving Loan exceeds the Maximum Revolving Loan Amount, Borrower shall immediately repay the Revolving Loan to the extent necessary to reduce the principal balance to an amount that is equal to or less than the Maximum Revolving Loan Amount.

                                  (a)              If Borrower is not in
compliance with the Indebtedness Ratio Test as of any date of determination thereof, Borrower shall immediately repay the Revolving Loan to the extent necessary so that the outstanding balance of the Revolving Loan after giving effect to such repayment is an amount which, if outstanding on such date of determination, would have caused Borrower to be in compliance with the Indebtedness Ratio Test on such date of determination.

                 (2) Prepayments from Asset Dispositions. Immediately upon receipt by Borrower or any of its Subsidiaries of Net Proceeds of any Asset Disposition, which proceeds when aggregated with all other Net Proceeds from Asset Dispositions received during the same Fiscal Year exceed $1,000,000 (it being understood that if the proceeds exceed $1,000,000, the entire proceeds and not just the portion in excess of the foregoing amount shall be subject to this subsection), Borrower shall prepay the Revolving Loan in an amount equal to the Net Proceeds of such Asset Disposition (which prepayment shall not constitute a permanent reduction of the Revolving Loan Commitment except as provided in the following sentence). Unless, within 360 days after the date of any such Asset Disposition, Borrower shall apply the Net Proceeds thereof to make Capital Expenditures or Subsequent Acquisitions permitted under the terms of this Agreement or to pay any accrued tax liability in connection with such Asset Disposition, the Revolving Loan Commitment shall immediately, upon the expiration of such period, be permanently reduced by the amount of such Net Proceeds which were not so applied.

                 (3) Prepayment from Equity Offerings. In the event that Holdings or Borrower issues capital stock for cash, no later than the third Business Day following the date of receipt of the proceeds from any sale of such stock (other than: (a) proceeds, if any, from the issuance of Holdings Capital Stock to employees of Borrower or (b) proceeds received by Holdings upon the exercise of any warrants or options to purchase Holdings Capital Stock unless such proceeds exceed $100,000 for any individual transaction or for any series of related transactions), Borrower shall prepay the Revolving Loans (which prepayment shall not constitute a permanent reduction of the Revolving Loan Commitment) in an amount equal to one hundred percent (100%) of such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith.

         (D) Termination of Revolving Loan Commitment by Borrower. Except as provided in subsection 2.4(C), Borrower may only terminate the Revolving Loan Commitment in whole and not in part. Borrower may, at any time upon not less than three Business Days prior notice to Agent of its intention to terminate the Revolving Loan Commitment in whole, repay the Revolving Loan in full. Upon such prepayment, the Revolving Loan Commitment shall terminate and Borrower shall cause Agent and each Lender to be released from all liability under any Lender Letters of Credit or, at Agent's option, Borrower will deposit cash collateral with Agent in an amount equal to the Letter of Credit Liability with respect to each Lender Letter of Credit that will remain outstanding after prepayment or repayment. After notice of prepayment is given, all Obligations, including the fees due under subsection 2.3, shall become due and payable on the prepayment date specified in such notice.

         (E) Application of Prepayments and Repayments. All prepayments and repayments shall include payment of accrued interest on the principal amount so prepaid and repaid and shall be applied to the payment of interest before application to principal. Any prepayment under this Section 2.4 shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in the order determined by Agent.

SECTION 1.2      Term of this Agreement.

         This Agreement shall be effective until the earlier of

(a) the date on which the Loans are paid in full and all other Obligations have been satisfied or (b) January 3, 2000 (the "Termination Date"), and the Revolving Loan Commitments shall (unless earlier terminated) terminate concurrently on the Termination Date. In addition, this Agreement may be terminated as set forth in Section 8.3 hereof. Upon termination in accordance with Section 8.3 or on the Termination Date, all Obligations shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations have been fully paid and satisfied and all Lender Letters of Credit have been terminated, Agent, on behalf of Lenders, shall be entitled to retain security interests in and liens upon all Collateral, and even after payment of all Obligations hereunder and termination of Agent's security interests and liens upon the Collateral, Borrower's Obligation to indemnify Agent and Lenders in accordance with the terms hereof shall continue.

SECTION 1.3      Borrower's Loan Account and Statements.

         Agent shall maintain a loan account (the "Loan Account") on its books to record: (a) all Loans and payments made under Lender Letters of Credit; (b) all payments made by Borrower; and (c) all other appropriate debits and credits as provided in this Agreement with respect to the Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. Borrower promises to pay all of the Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement. After the occurrence and during the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent or any Lender from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous entry by Agent upon the Loan Account or any other books and records.

         The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing to Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's obligation to pay the Obligations. Not more than twenty (20) days after the last day of each calendar month, Agent shall render to Borrower, a statement setting forth the principal balance of the Loan Account and the calculation of interest due thereon. Each statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be presumed correct and binding upon Borrower, and shall constitute an account stated unless, within thirty (30) days after receipt of such statement, Borrower, shall deliver to Agent its written objection thereto specifying the error or errors, if any, contained in such statement. In the absence of a written objection delivered to Agent as set forth above, Agent's statement of the Loan Account shall be conclusive evidence against Borrower of the amount of the Obligations.

SECTION 1.4      Special Provisions Governing LIBOR Rate Loans.

         Notwithstanding any other provision of this Agreement, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

         (A) Determination of Interest Rate. As soon as practicable after 11:00 A.M. (Chicago time) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower, and each

Lender. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market, adequate and fair means do not exist for determining the interest rate applicable to such Loans on the basis provided for in the definition of LIBOR Rate, Agent shall on such date give notice (by telecopy or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (1) no Loans may be made as, or converted into, LIBOR Rate Loans until such time as Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist and (2) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be modified by Borrower and the LIBOR Rate Loans then being requested shall be made or continued by Lenders as Base Rate Loans.

         (B) Substituted Rate of Borrowing. If any Lender (including Agent) shall have determined (which determination shall be final and conclusive and binding upon all parties), with respect to any LIBOR Rate Loan and any pending Interest Period that by reason of (a) any change after the date hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) or (b) other circumstances affecting that Lender or the LIBOR market or the position of that Lender in such market (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in the LIBOR Rate), the LIBOR Rate shall not represent the effective pricing to that Lender for Dollar deposits of comparable amounts for the relevant period, then, and in any such event, that Lender shall be an "Affected Lender" and it shall promptly (and in any event as soon as possible after being notified of a borrowing, conversion or continuation) give notice (by telephone confirmed in writing) to Borrower and Agent (which notice Agent shall promptly transmit to each other Lender) of such determination. Thereafter, Borrower shall pay to the Affected Lender, upon written demand therefor, such additional amounts in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Affected Lender in its sole discretion shall determine. A certificate as to additional amounts owed the Affected Lender, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to Borrower and Agent by the Affected Lender shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

         (C) Required Termination and Prepayment. If on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its LIBOR Rate Loans has become unlawful or impossible by compliance by that Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall be an "Affected Lender" and it shall promptly give notice (by telephone confirmed in writing) to Borrower and Agent (which notice Agent shall promptly transmit to each Lender) of that determination. Subject to the prior withdrawal of a Notice of Borrowing or a Notice of Conversion/Continuation or prepayment of the LIBOR Rate Loans of the Affected Lender as contemplated by the following subsection 2.7(D), the obligation of the Affected Lender to make or maintain its LIBOR Rate Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Borrower shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection 2.7(C) is made or, earlier, when required by law, repay or prepay the LIBOR Rate Loans of the Affected Lender, together with all interest accrued thereon.

         (D) Options of Borrower. In lieu of paying an Affected Lender such additional moneys as are required by subsection 2.7(B) or the prepayment of an Affected Lender required by subsection 2.7(C), Borrower may exercise any one of the following options:

                 (1) If the determination by an Affected Lender relates only to LIBOR Rate Loans then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower may by giving notice (by telephone confirmed in writing) to Agent (who shall promptly give similar notice to each Lender) no later than the date immediately prior to the date on which such LIBOR Rate Loans are to be made, withdraw that Notice of Borrowing or Notice of Conversion/Continuation and the LIBOR Rate Loans then being requested shall be made by Lenders as Base Rate Loans; or

                 (2) Upon written notice to Agent and each Lender, Borrower may terminate the obligations of Lenders to make or maintain Loans as, and to convert Loans into, LIBOR Rate Loans and in such event, Borrower shall, prior to the time any payment pursuant to subsection 2.7(C) is required to be made or, if the provisions of subsection 2.7(B) are applicable, at the end of the then current Interest Period, convert all of the LIBOR Rate Loans into Base Rate Loans in the manner contemplated by subsection 2.2(E) but without satisfying the advance notice requirements therein.

         (E) Compensation. Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts and which shall, absent manifest error, be conclusive and binding upon all parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss (including interest paid) sustained by that Lender in connection with the re-employment of such funds), that Lender may sustain: (1) if for any reason (other than a default by that Lender or a delivery of notice by Agent to Borrower pursuant to the second sentence of subsection 2.7(A)) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation or a telephonic request for borrowing or conversion/continuation therefor is given pursuant to subsection 2.2(E); (2) if any prepayment (other than a prepayment required under subsection 2.7(C)) of any of its LIBOR Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan; (3) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Borrower; or (4) as a consequence of any other default by Borrower to repay its LIBOR Rate Loans when required by the terms of this Agreement; provided that during the period while any such amounts have not been paid, Lenders shall reserve an equal amount from amounts otherwise available to be borrowed under the Revolving Loan.

         (F) Booking of LIBOR Rate Loans. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of, any of its branch offices or the office of an affiliate of that Lender.

         (G) Increased Costs. Except as provided in subsection 2.7(B) with respect to certain determinations on Interest Rate Determination Dates, if, after the date hereof by reason of, (1) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any treaty, law, rule, or regulation, or (2) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                 (a) any Lender (or its applicable lending office) shall be subject to any tax (except for taxes covered by subsection 2.9 or taxes excluded from the definition of Tax Liabilities in subsection 2.9), duty, levy, cost or other charge (except for taxes on the overall net income or alternative minimum taxable income of such Lender or its applicable lending office imposed by the jurisdiction in which such Lender's principal executive office or applicable lending office is organized, located or is doing business) with respect to its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans, or the recording, registration, notarization or other formalization of the LIBOR Rate Loans or the basis of taxation of payments to any Lender of the principal of or interest or commitment fees or any amount payable on its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans shall change; or

                 (b) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable lending office shall be imposed on any Lender or its applicable lending office or the interbank LIBOR market, and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Rate Loans, or there shall be a reduction in the amount received or receivable by that Lender or its applicable lending office, then Borrower shall from time to time, upon written notice from and demand by that Lender (with a copy of such notice and demand to Agent), pay to Agent for the account of that Lender, within five (5) Business Days after receipt of such notice, demand and appropriate proof of such cost, additional amounts sufficient to indemnify that Lender against such increased cost or reduced amount. A certificate as to the amount of such increased cost or reduced amount, submitted to Borrower and Agent by that Lender, shall, except for manifest error, be final, conclusive and binding for all purposes. Any payments to be made by Borrower under subsections 2.7(B), 2.7(E), 2.7(G) or 2.8 in respect of LIBOR Rate Loans are to be without duplication.

         (H) Assumptions Concerning Funding of LIBOR Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.7 shall be made as though that Lender had actually funded its relevant LIBOR Rate Loan through the purchase of a LIBOR deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office to a domestic office in the United States of America; provided, however, that each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection 2.7.

         (I) LIBOR Rate Loans After Default. Unless Agent and Requisite Lenders shall otherwise agree, after the occurrence of and during the continuance of a Default or Event of Default, Borrowers may not elect to have a Loan be made or continued as, or converted to, a LIBOR Rate Loan after the expiration of any Interest Period then in effect for that Loan.

SECTION 1.5      Capital Adequacy and Other Adjustments.

         In the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrower shall from time to time within fifteen (15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower and Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

SECTION 1.6      Taxes.

         (A) No Deductions. Any and all payments or reimbursements made hereunder or under the Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the net income of a Lender or Agent by the jurisdiction under the laws of which such Lender or Agent is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of such Lender's or Agent's applicable lending office or any political subdivision thereof (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income, herein "Tax Liabilities"). If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to any Lender or Agent, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made, and Borrower shall indemnify such Lender and Agent for Tax Liabilities imposed by any jurisdiction on account of amounts paid or payable pursuant to this sentence. Within 30 days after the date of any payment of such amount deducted by Borrower in respect of any payment to any Lender or Agent, Borrower shall furnish to such Lender or Agent the original or certified copy of a receipt evidencing payment thereof.

         (B) Changes in Tax Laws. In the event that, subsequent to the Closing Date (or, in the case of any Foreign Lender, the date upon which such Foreign Lender becomes a Lender under this Agreement), (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any change in the interpretation or application thereof, or (3) compliance by Agent or any Lender with any request (whether or not having the force of law) from any governmental authority, agency or instrumentality:

                 (a) does or shall subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made hereunder, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent or such Lender); or

                 (b) does or shall impose on Agent or any Lender any other condition or increased cost (other than those determined in accordance with subsection 2.7) in connection with the transactions contemplated hereby or participations herein;

and the result of any of the foregoing is to increase the cost to Agent or any such Lender of making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Agent or such Lender, upon its demand, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement or the other Loan Documents. If Agent or such Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower of the event by reason of which Agent or such Lender has become so entitled and shall furnish to Borrower a certificate setting forth the basis and amount of such claim. Such certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or such Lender to Borrower and Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

         (C) Foreign Lenders. Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Monitoring and Agent (1) a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a "Certificate of Exemption") or (2) a letter from any such Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a "Letter of Non-Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrower or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrower and Agent.

         If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to and Agent within the time periods set forth in the preceding paragraph, Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding; provided, however, that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Agent.

SECTION 1.7 Optional Prepayment/Replacement of Lender in Respect of Increased Costs.

         Within thirty (30) days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional costs as provided in subsection 2.8 or 2.9, Borrower may, at its option, notify Agent and such Affected Lender of its intention to do one of the following:

         (A) Borrower may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell and assign its Loans and Commitments to such Replacement Lender provided that Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.

         (B) Borrower may prepay in full all outstanding Obligations owed to such Affected Lender and to terminate such Affected Lender's Commitments. Borrower shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment but excluding the prepayment fee referenced in subsection 2.3(D)) and terminate such Affected Lender's Commitments.

                                   SECTION 2

                              CONDITIONS TO LOANS

         The obligations of each Lender to make the Loans are subject to satisfaction of all of the applicable conditions set forth below.

SECTION 2.1      Conditions to Initial Loans.

         The obligations of Lenders to make the initial Loans on the Closing Date and of Agent to issue any Lender Letters of Credit on the Closing Date are, in addition to the conditions precedent specified in subsection 3.2, subject to the prior or concurrent satisfaction of the conditions set forth in
Schedule 3.1.

SECTION 2.2      Conditions to All Loans.

         The obligations of Agent and each Lender to make Loans and the obligation of Agent to issue Lender Letters of Credit on each Funding Date are subject to the further conditions precedent set forth below.

         (A) Notice of Borrowing. Agent shall have received, in accordance with the provisions of subsection 2.1, a Notice of Borrowing certifying as to the matters set forth in clauses (B), (C), (D) and (E) below.

         (B) Representations and Warranties. The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made in writing by Borrower to Agent after the Closing Date and approved by Agent.

         (C) No Default. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Default, including without limitation any event which would constitute a default or an event of default under the Subordinated Discount Note Indenture.

         (D) Orders. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Agent or any Lender from making any Loans.

         (E) Compliance with Indebtedness Ratio Test. Borrower shall be in compliance with the Indebtedness Ratio Test as of the end of the most recent month and shall be in compliance with the Indebtedness Ratio Test on a pro forma basis after giving effect to the funding of such Loan.

SECTION 2.3 Conditions to All Subsequent Acquisitions and Subsequent Acquisition Loans.

         Each Subsequent Acquisition, and the obligations of Agent and each Lender to make Loans to fund any Subsequent Acquisition, are subject to the further conditions set forth below, as applicable, in addition to the conditions precedent set forth in subsections 3.2 and 7.6(b).

         (A)     Subsequent Acquisition Compliance Certificate.  At least two
(2) Business Days prior to the closing date of any Subsequent Acquisition (other than an acquisition of Subscriber Accounts pursuant to a Qualified Dealer Contract), Agent shall have received a Subsequent Acquisition Compliance Certificate in the form of Exhibit 3.3, duly executed by the chief executive officer or chief financial officer of Borrower certifying the matters contained therein and completed to the satisfaction of Agent;

         (B) Subsequent Acquisition Documents. Agent shall receive within two (2) Business Days following the closing date of any Subsequent Acquisition (other than an acquisition of Subscriber Accounts pursuant to a Qualified Dealer Contract), executed or conformed copies of all Subsequent Acquisition Documents and amendments thereto together with evidence satisfactory to Agent (and certified to by an officer of Borrower) that the Subsequent Acquisition has been consummated in accordance with the terms of the Subsequent Acquisition Documents.

         (C) Borrower's Documents. On or before the closing date of any Subsequent Acquisition, Borrower shall deliver or cause to be delivered to Agent the documents listed below, to the extent applicable in connection with such Subsequent Acquisition, each in form and substance satisfactory to Agent and in quantities designated by Agent.

                 (1) UCC Financing Statements. Evidence of the proper filing of UCC financing statements perfecting security interests in favor of Agent, on behalf of Lenders, in any additional Collateral acquired in such Subsequent Acquisition, to the extent necessary to perfect such security interests in such additional Collateral.

                 (2) Government Approvals. Satisfactory evidence of Borrowers' receipt of all governmental approvals required in connection with such Subsequent Acquisition.

                 (3) Termination of Prior Liens. Duly executed UCC-3 termination statements, mortgage releases, pay-off letter and such other instruments, in form and substance satisfactory to Agent, as shall be necessary to terminate and satisfy all Liens (except Permitted Liens) encumbering any Collateral acquired in such Subsequent Acquisition.

                 (4) Other Borrower's Documents. Such other documents respecting Borrower as Agent may reasonably request.

         (D) Notice of Borrowing; Letter of Direction. Prior to making any Loan to fund a Subsequent Acquisition, Agent shall have received the Notice of Borrowing referred to in subsection 3.2(A) and a letter of direction from Borrower addressed to Agent with respect to the disbursement of the proceeds of such Loan.

                                   SECTION 3

                   BORROWER'S REPRESENTATIONS AND WARRANTIES

In order to induce Agent and each Lender to enter into this Agreement and to make Loans and to issue Lender Letters of Credit, Borrower represents and warrants to Agent and each Lender that the following statements are and, after giving effect to the Related Transactions and to any Subsequent Related Transaction, as applicable, will be true, correct and complete:

SECTION 3.1 Organization, Powers, Capitalization, Good Standing, Business and Subsidiaries.

         (A) Organization and Powers. Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (which jurisdiction is set forth on Schedule 4.1(A)). Each of the Loan Parties has (or, with respect to any Subsequent Related Transaction, will have at the time thereof) all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Related Transactions Document and Subsequent Related Transaction Document to which it is or becomes a party and to carry out the Related Transactions and any Subsequent Related Transaction.

         (B) Capitalization. The authorized capital stock of each of the Loan Parties is as set forth on Schedule 4.1(B). All issued and outstanding shares of capital stock of each of the Loan Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent, for the benefit of Lenders, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The capital stock of each of the Loan Parties is owned by the stockholders and in the amounts set forth on Schedule 4.1(B). No shares of the capital stock of any Loan Party, other than those described above, are issued and outstanding. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party of any shares of capital stock or other securities of any such entity, except as set forth in Schedule 4.1(B) with respect to Holdings Capital Stock. No shares of Holdings Capital Stock, nor do any shares of capital stock of Borrower or any of its Subsidiaries, constitute Disqualified Stock.

         (C) Qualification. Each of the Loan Parties is duly qualified and in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. All jurisdictions in which each Loan Party is qualified to do business are set forth on Schedule 4.1(C).

         (D) Conduct of Business. On the date hereof and after any Subsequent Acquisition the Loan Parties will be engaged only in businesses of the type described on Schedule 4.1(D).

         (E) Subsidiaries. Neither Holdings nor Borrower has any Subsidiaries except as set forth on Schedule 4.1(E) and Schedule 4.1(E) accurately sets forth the percentage ownership by Holdings and Borrower, as applicable, of each of their respective Subsidiaries.

SECTION 3.2      Authorization of Borrowing, etc..

         (A) Authorization of Borrowing. Borrower has the corporate power and authority to incur the Indebtedness evidenced by the Notes. The execution, delivery and performance of each of the Related Transactions Documents and any Subsequent Related Transactions Documents and the consummation of the Related Transactions and any Subsequent Related Transaction by Holdings and Borrower have been (or, in the case of any Subsequent Related Transaction or Subsequent Related Transaction Document, will be at the time thereof) duly authorized by all necessary corporate and shareholder action. On the Closing Date, the execution, delivery and performance of the Related Transactions Documents by each other Loan Party and signatory thereto will have been duly authorized by all necessary corporate and shareholder action. On any Subsequent Acquisition Closing Date, the execution, delivery and performance of each Subsequent Related Transaction Document by each other Loan Party and signatory thereto will have been duly authorized by all necessary corporate and shareholder action.

         (B) No Conflict. The execution, delivery and performance by each Loan Party of each Related Transactions Document to which it is a party, and of each Subsequent Related Transactions Documents to which it hereafter becomes a party, and the consummation of the Related Transactions and any Subsequent Related Transaction do not and will not: (1) violate any provision of law applicable to any Loan Party, the certificate of incorporation or bylaws of any Loan Party, or any order, judgment or decree of any court or other agency of government binding on any Loan Party; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party; (3) result in or require the creation or imposition of any material Lien upon any of the properties or assets of any Loan Party (other than Liens in favor of Agent, for the benefit of Lenders); or
(4) require any approval or consent of any Person under any Contractual Obligation of any Loan Party, except, with respect to each of the clauses (1) through (4) above for (a) such approvals or consents to be obtained on or before the Closing Date, which are disclosed on Schedule 4.2(B) (or in the case of any Subsequent Related Transaction Document or any Subsequent Related Transactions, which are obtained on or before the applicable Subsequent Acquisition Closing Date and disclosed in writing to Agent prior to such date) and (b) such violations, conflicts, breaches, Liens and defaults which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         (C) Governmental Consents. The execution, delivery and performance by each Loan Party of each Related Transactions Document or Subsequent Related Transactions Document to which it is or hereafter becomes a party, and the consummation of the Related Transactions and any Subsequent Related Transactions do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for filings required by federal or state securities laws have been, or in the case of future filings will be, timely made and complete copies of which have been or will be delivered to Agent), filings required in connection with the perfection of security interests granted pursuant to the Loan Documents, and other filings, authorizations, consents and approvals, all of which have been or will be timely made or obtained or the absence of which would not have a Material Adverse Effect.

         (D) Binding Obligation. This Agreement is, and the other Related Transactions Documents and Subsequent Related Transaction Documents, including the Notes, when executed and delivered will be, the legally valid and binding obligations of the applicable Loan Parties, each enforceable against the Loan Parties in accordance with their respective terms.

         (E) Subordinated Discount Note Documents. Borrower has delivered to Agent and each of the Lenders a complete and correct copy of the Subordinated Discount Note Documents and each of the representations and warranties given by Holdings or Borrower therein was true and correct in all material respects as of the date given. The subordination provisions of the Subordinated Discount Note Documents are enforceable against the holders of the Subordinated Discount Notes by the holder of any Notes which has not effectively waived the benefits thereof. All Obligations, including the Obligations to pay principal of and interest on the Loans, constitute senior Indebtedness entitled to the benefits of subordination created by the Subordinated Discount Note Documents. The principal of and interest on the Notes and all other Obligations will constitute "senior debt" as that or any similar term is or may be used in any other instrument evidencing or applicable to any other Subordinated Indebtedness of Borrower. Borrower acknowledges that Agent and each Lender are entering into this Agreement and/or each Lender Addition Agreement and are extending the Revolving Loan Commitment in reliance upon the subordination provisions of the Subordinated Discount Note Documents and this subsection 4.2(E).

SECTION 3.3      Financial Condition.

         (A) Financial Statements. All financial statements concerning Holdings, Borrower and Borrower's Subsidiaries which have been or will hereafter be furnished by Borrower to Agent or any Lender pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended:

                 (1) Audited consolidated balance sheet of Holdings, Borrower and Borrower's Subsidiaries as of September 30, 1995 and the related consolidated statements of income, stockholders' equity and cash flow for the Fiscal Year then ended; and

                 (2) Unaudited consolidated balance sheet of Holdings, Borrower and Borrower's Subsidiaries as of March 31, 1996 and the related consolidated statements of income, stockholders' equity and cash flow for the six-month period then ended.

         (B) Projections. The Projections delivered and to be delivered (including the most recent Projections delivered pursuant to the Existing Credit Agreement) have been and will be prepared by Borrower in light of the past operations of the business of Holdings, Borrower and, to the extent applicable, any Target. The Projections represent and will represent as of the date thereof the good faith estimate of Borrowers and Borrower's senior management concerning the most probable course of Borrower's business.

SECTION 3.4      Indebtedness and Contingent Obligations.

         As of the Closing Date after giving effect to the Related Transactions, neither Holdings nor Borrower has any Indebtedness or Contingent Obligations except (a) as set forth on Holdings', Borrower's and Borrower's Subsidiaries' unaudited consolidated balance sheet as of March 31, 1996 and (b) as set forth on Schedule 4.4.

SECTION 3.5      No Material Adverse Change; No Stock Payments.

         Since September 30, 1995 no event or change has occurred that has caused or evidences, either individually or together with such other events or changes, a Material Adverse Effect. None of Holdings, Borrower nor any of Borrower's Subsidiaries has or will have, as of the Closing Date, directly or indirectly declared, ordered, paid or made or set apart any sum or property for any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5 or, prior to the Closing Date, except as permitted by subsection 7.5 of the Existing Credit Agreement or as otherwise heretofore consented to in writing by the lenders under the Existing Credit Agreement.


SECTION 3.6      Title to Properties; Liens.

         Each of the Loan Parties has good, sufficient and legal title, subject to Permitted Encumbrances, to all their respective material properties and assets. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens. To the best knowledge of Borrower after due inquiry, there are no actual, threatened or alleged defaults with respect to any leases of real property under which Borrower or any of its Subsidiaries is lessee or lessor which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 3.7      Litigation; Adverse Facts.

         Except as set forth on Schedule 4.7, there are no judgments outstanding against any Loan Party or affecting any property of any Loan Party, nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of Borrower after due inquiry, threatened against any Loan Party or affecting any property of any Loan Party. No Loan Party has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability or disadvantage which could reasonably be expected to result in any Material Adverse Effect. The actions, charges, claims, demand, suits, proceedings, petitions, investigations and arbitrations set forth on Schedule
4.7 or disclosed pursuant to subsection 5.1(O) will not result, if adversely determined, and could not reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect and do not relate to and will not affect the consummation of the Related Transactions or any Subsequent Related Transaction.

SECTION 3.8      Payment of Taxes.

         Except to the extent permitted by subsection 5.4, all material tax returns and reports of Holdings, Borrower and each of Borrower's Subsidiaries (and their predecessors in interest) required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are shown on such returns as due and payable have been paid when due and payable. Except as set forth on Schedule 5.4, none of the United States income tax returns of Holdings, Borrower and Borrower's Subsidiaries are under audit. No tax liens have been filed and, except to the extent permitted by subsection 5.4, no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Holdings, Borrower and each of Borrower's Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

SECTION 3.9      Adverse Contracts.

         None of the Loan Parties and none of their respective Subsidiaries is a party to nor is it or any of its property subject to or bound by any forward purchase contract, futures contract, covenant not to compete, unconditional purchase, take or pay or other agreement which restricts its ability to conduct its business or, either individually or in the aggregate, has a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect.

SECTION 3.10     Performance of Agreements.

         None of the Loan Parties is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of any such Person, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

SECTION 3.11     Governmental Regulation.

         None of the Loan Parties and none of their respective Subsidiaries is, or after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money or otherwise subjecting Agent or Lenders to regulating approval in connection with the exercise of rights and remedies under this Agreement or the other Loan Documents.

SECTION 3.12     Employee Benefit Plans.

         (A) No Other Plans. No Loan Party nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 4.12. Borrower has provided Agent accurate and complete copies of all contracts, agreements and documents described on Schedule 4.12.

         (B) ERISA and IRC Compliance and Liability. Each Loan Party and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except where failure to comply would not result in a material liability to any Loan Party and except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the IRC has been determined by the Internal Revenue Service ("IRS") to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the IRC. No material liability has been incurred by any Loan Party or ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan.

         (C) Funding. No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the IRC) been incurred (without regard to any waiver granted under Section 412 of the IRC), nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has any Loan Party, or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by
Section 412 of the IRC, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the IRC or
Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C), 4063(a) or 4068(f) of ERISA with respect to any Pension Plan.

         (D) Prohibited Transactions and Payments. No Loan Party nor any ERISA Affiliate has: (1) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the IRC; (2) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (3) failed to make a required contribution or payment to a Multiemployer Plan; or (4) failed to make a required installment or other required payment under Section 412 of the IRC.

         (E) No Termination Event. No Termination Event has occurred or is reasonably expected to occur.

         (F) ERISA Litigation. No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of Borrowers after due inquiry, threatened concerning or involving any (1) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Loan Party or any ERISA Affiliate, (2) Pension Plan or
(3) Multiemployer Plan.

SECTION 3.13     Intellectual Property.

         Borrower and each of its Subsidiaries own, are licensed to use or otherwise have the right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of their business as currently conducted that are material to the condition (financial or other), business or operations of Borrower or its Subsidiaries (collectively called "Intellectual Property") and all such Intellectual Property is identified on Schedule 4.13 and fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. All Intellectual Property that is registered or for which application for registration is pending is identified on Schedule 4.13, to the extent set forth on Schedule
4.13. Except as disclosed in Schedule 4.13, no material claim has been asserted by any Person with respect to the use of any Intellectual Property, or challenging or questioning the validity or effectiveness of any Intellectual Property. Except as disclosed in Schedule 4.13, the use of such Intellectual Property by Borrower and its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of Borrower and its Subsidiaries that are material to Borrower or its Subsidiaries.

SECTION 3.14     Broker's Fees.

         No broker's or finder's fee, commission or similar compensation will be payable with respect to the issuance and sale of the Notes or any of the other transactions contemplated hereby or by any Related Transactions Documents. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to Borrower or any of its Subsidiaries ancillary to the transactions contemplated hereby.

SECTION 3.15     Environmental Compliance.

         (A) No Environmental Claims. Except as set forth on Schedule 4.15(A), there are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any Hazardous Materials (collectively called "Environmental Claims") asserted or threatened against any Loan Party or relating to any real property currently or formerly owned, leased or operated by any Loan Party.
No Loan Party or any other Person has caused or permitted any Hazardous Material to be used, generated, reclaimed, transported, released, treated, stored or disposed of in a manner which could form the basis for an Environmental Claim against any Loan Party. Except as set forth on Schedule 4.15(A), no Loan Party has assumed (by contract or by operation of law) any liability of any Person for cleanup, remediation compliance or required Capital Expenditures in connection with any Environmental Claim. The items disclosed pursuant to this subsection 4.15(A) could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         (B)     Storage of Hazardous Materials.  Except as set forth on
Schedule 4.15(B), no Hazardous Materials are or were stored or otherwise located, and no underground storage tanks or surface impoundments are or were located, on real property currently or formerly owned, leased or operated by any Loan Party, or to the best knowledge of Borrowers after due inquiry, on adjacent parcels of real property, and no part of such real property or, to the best knowledge of Borrowers after due inquiry, no part of such adjacent parcels of real property, including the groundwater located thereon, is presently contaminated by Hazardous Materials. The items disclosed pursuant to this subsection 4.15(B) could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         (C)     Compliance with Environmental Laws.  Except as set forth on
Schedule 4.15(C), each Loan Party has been and is currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws. The items disclosed pursuant to this subsection 4.15(C) will not, either individually or in the aggregate, have a Material Adverse Effect.

SECTION 3.16    Employee Matters.

         Except as set forth on Schedule 4.16, (a) no Loan Party nor any of its employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrowers after due inquiry, threatened between any Loan Party and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.16, neither Borrower nor any of its Subsidiaries is subject to an employment contract.

SECTION 3.17     Solvency.

         As of and from and after the date of this Agreement and after giving effect to the consummation of the Related Transactions and any Subsequent Related Transactions, Borrower: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of liabilities (including contingent liabilities) of Borrower and (ii) greater than the amount that will be required to pay the probable liabilities of Borrower's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to Borrower; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

SECTION 3.18     Disclosure.

         No representation or warranty of Borrower or any other Loan Party contained in this Agreement, the financial statements referred to in subsection 4.3, the other Related Transactions Documents or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents or the Related Transactions Documents contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The Projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no material fact known to Borrower that has had or will have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Agent or any Lender for use in connection with the transactions contemplated hereby.

SECTION 3.19     Use of Proceeds and Margin Security.

         Borrower shall use the proceeds of Revolving Loan advances solely for Borrower's internal working capital requirements and general corporate purposes and to fund Acquisitions permitted under this Agreement.

         Borrower shall use the proceeds of all Loans for proper business purposes (as described in the recitals to this Agreement) consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

SECTION 3.20     Insurance.

         Schedule 4.20 sets forth a complete and accurate description of all policies of insurance that will be in effect as of the Closing Date for Borrower and its Subsidiaries. Borrower and its Subsidiaries are adequately insured under such policies, no notice of cancellation has been received with respect to such policies and Borrower and its Subsidiaries are in compliance with all conditions contained in such policies.

SECTION 3.21     Bank Accounts.

         Schedule 4.21 sets forth the account numbers and location of all bank accounts of Borrower and its Subsidiaries, other than petty cash accounts with an aggregate balance in all such accounts not exceeding $100,000.

SECTION 3.22     Representations and Warranties from the Acquisition Documents.


         (A) Warranties. Borrower represents and warrants that each of the representations and warranties given by each party to each Acquisition Document were or will be true and correct in all material respects as of the date of the respective Prior Acquisition in the case of any Prior Acquisition and as of the date of the respective Subsequent Acquisition in the case of any Subsequent Acquisition, and such representations and warranties are and will be hereby incorporated herein by this reference as of such dates with the same effect as though set forth in their entirety herein.

         (B) Survival. Notwithstanding anything in any Acquisition Document to the contrary, the representations and warranties of each party to any Acquisition Document incorporated in this Agreement by subsection 4.22(A) shall, solely for the purposes of this Agreement, survive the execution and delivery of such Acquisition Document, the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes.

SECTION 3.23     Compliance with Laws.

         Each Loan Party is not in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, including, without limitation, any violation relating to any use, release, storage, transport or disposal of any Hazardous Material, which violation would subject any Loan Party or any such Subsidiary, or any of their respective officers to criminal liability or could reasonably be expected to have, either individually or together with all such other violations, a Material Adverse Effect and no such violation has been alleged. Each Loan Party has filed in a timely manner all reports, documents and other materials required to be filed by them with any governmental bureau, agency or instrumentality (and the information contained in each of such filings is true, correct and complete in all respects), except where failure to make such filings would not have a Material Adverse Effect. Each Loan Party has retained all records and documents required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any governmental authority, except where failure to retain such records would not subject any Loan Party or such Subsidiary or any of their respective officers to criminal liability and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

SECTION 3.24     Investments.

         Except as set forth on Schedule 4.24, neither Borrower nor any of its Subsidiaries has an Investment in any Person other than Investments permitted under subsection 7.3.

SECTION 3.25     No Defaults under Existing Credit Agreement.

         As of the Closing Date, no default or event of default has occurred and is continuing under the Existing Credit Agreement.


                                   SECTION 4

                        BORROWER'S AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, so long as the Revolving Loan Commitments hereunder shall be in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit, unless Requisite Lenders shall otherwise give their prior written consent, Borrower shall perform and comply with, and shall cause each of its Subsidiaries to perform and comply with, all covenants in this Section 5 applicable to such Person.

SECTION 4.1      Financial Statements and Other Reports.

         Borrower will maintain, and cause Holdings and each of the Borrower's Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver to Agent (with sufficient copies for each Lender) the financial statements and other reports described below.

         (A) Monthly Financials. As soon as available and in any event within thirty (30) days after the end of each month, Borrower will deliver (1) the consolidated balance sheet of Holdings, Borrower and Borrower's Subsidiaries (showing intercompany eliminations), as at the end of such month and the related consolidated statements of income (showing intercompany eliminations), stockholders' equity and cash flow for such month and for the period from the beginning of the then current fiscal year to the end of such month, together with comparative figures for the corresponding periods of the previous fiscal year and comparative figures from the most recent Projections for the current fiscal year delivered to Lender pursuant to subsection 5.1(J), and (2) a schedule of the outstanding Indebtedness for borrowed money of Holdings, Borrower and Borrower's Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

         (B) Year-End Financials. As soon as available and in any event within ninety (90) days after the end of each fiscal year, Borrower will deliver: (1) the consolidated balance sheet of Holdings, Borrower and Borrower's Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such fiscal year;
(2) a schedule of the outstanding Indebtedness for borrowed money of Holdings, Borrower and Borrower's Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; and (3) a report with respect to the financial statements from a Big Six Accounting Firm selected by Borrower, which report shall be without Qualification and shall state that (a) such consolidated financial statements present fairly the consolidated financial position of Holdings, Borrower and Borrower's Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. As used in this subsection 5.1(B), "Qualification" means, with respect to any certificate covering financial statements, a qualification to such certificate (such as a "subject to" or "except for" statement or emphasis paragraph therein) (a) resulting from a limitation on the scope of examination of such financial statements or the underlying data, (b) as to the capability of the Person whose financial statements are certified to continue operations as a going concern, or (c) which could be eliminated by changes in financial statements or notes thereto covered by such certificate (such as by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would occasion a Default or an Event of Default; provided that, without limitation, neither of the following shall constitute a Qualification: (x) a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose financial statements are being certified have concurred, or (y) a qualification relating to the outcome or disposition of threatened litigation, pending litigation being contested in good faith, pending or threatened claims or other contingencies, the impact of which litigation, claims or contingencies cannot be determined with sufficient certainty to permit qualification in such financial statements.

         (C) Borrower's Compliance Certificate. Together with each delivery of financial statements of Holdings, Borrower and Borrower's Subsidiaries pursuant to subdivisions (A) and (B) above, Borrower will deliver a fully and properly completed Compliance Certificate signed by Borrower's chief executive officer or chief financial officer, together with supporting detail.

         (D) Accountants' Certification. Together with each delivery of consolidated financial statements of Holdings, Borrower and Borrower's Subsidiaries pursuant to subsection 5.1(B), Borrower will deliver (1) a written statement by its independent certified public accountants (a) stating that the examination has included a review of the terms of this Agreement as same relate to accounting matters and (b) stating whether, in connection with the examination, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof and
(2) a letter addressed to Agent and Lenders from such accountants stating that such accountants have been informed that a primary intent of Borrower was for the professional services such accountants provided to Borrower in preparing their audit report and the letter referred to in this Section 5.1(D) to benefit or influence Lenders, and identifying Lenders as a party that Borrower have indicated intends to rely on such professional services provided to Borrower by such accountants.

         (E) Accountants' Reports. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted to Holdings or Borrower by independent public accountants in connection with each annual, interim or special audit of the financial statements of Holdings or Borrower made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

         (F) Management Report. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to subdivisions (A) and
(B) of this subsection 5.1, Borrower will deliver a management report: (1) describing the operations and financial condition of Holdings, Borrower and Borrower's Subsidiaries for the month then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials); (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Projections for the current fiscal year delivered to Lenders pursuant to 5.1(J); (3) discussing the reasons for any significant variations; (4) containing a completed Subscriber Account and MRR Attrition Report in the form of Exhibit 5.1. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Borrower to the effect that such information fairly presents the results of operations and financial condition of Holdings, Borrower and Borrower's Subsidiaries as at the dates and for the periods indicated.

         (G) Appraisals. At the request of Agent at any time while and so long as an Event of Default shall have occurred and be continuing, Borrower will obtain and deliver to Agent appraisal reports in form and substance and from appraisers satisfactory to Agent, stating (1) the then current fair market and orderly liquidation values of all or any portion of the equipment and real estate owned by Borrower or any of its Subsidiaries and/or (2) the then current business value of Borrower or any of its Subsidiaries.

         (H) Projections. As soon as available and in any event no later than thirty (30) days prior to the end of each Fiscal Year of Borrower, Borrower will deliver Projections of Holdings, Borrower and Borrower's Subsidiaries for the forthcoming three Fiscal Years, year by year, and for the forthcoming Fiscal Year, month by month, which Projections shall be in substantially the same form as the initial Projections delivered herewith.

         (I) SEC Filings and Press Releases. Promptly upon their becoming available, Borrower will deliver copies of: (1) all financial statements, reports, notices and proxy statements sent or made available by Holdings, Borrower or any of Borrower's Subsidiaries to their security holders; (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings, Borrower or any of Borrower's Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (3) all press releases and other statements made available by Holdings, Borrower or any of Borrower's Subsidiaries to the public concerning developments in the business of any such Person.

         (J) Subordinated Indebtedness Notices. Borrower shall promptly deliver copies of all notices given or received by Borrower or Holdings with respect to noncompliance with any term or condition related to any Subordinated Indebtedness, and shall notify Agent within two (2) Business Days of any potential or actual event of default with respect to any Subordinated Indebtedness.

         (K)     Events of Default, etc.   Promptly upon any officer of
Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver a certificate of its chief executive officer specifying the nature and period of existence of such condition or event and what action Borrower has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice that any Person has given to either Borrower or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in subsection 8.1(B); or (3) any Material Adverse Effect.

         (L) Litigation. Promptly upon any officer of Borrower obtaining knowledge of (1) the institution of any material action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by Borrower to Agent or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which is reasonably likely to have a Material Adverse Effect, Borrower will promptly give notice thereof to Agent and each Lender and provide such other information as may be reasonably available to them to enable Agent, Lenders and their counsel to evaluate such matter.

         (M) Employee Benefit Plans. With reasonable promptness, and in any event within thirty (30) days, Borrower will give notice of and/or deliver to Agent copies of: (1) the establishment of any new Employee Benefit Plan, Pension Plan or Multi-employer Plan the commencement of contributions to any Employee Benefit Plan, Pension Plan or Multi-employer Plan to which any Loan Party or any of its ERISA Affiliates was not previously contributing or any increase in the benefits of any existing Employee Benefit Plan, Pension Plan or Multi-employer Plan; (2) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by any Loan Party or any ERISA Affiliate with respect to such request; and (3) the failure of any Loan Party or ERISA Affiliate to make a required installment or payment under
Section 302 of ERISA or Section 412 of the IRC by the due date.

         (N)     Termination Events.  Promptly and in any event within ten
(10) days of becoming aware of the occurrence of or forthcoming occurrence of any (1) Termination Event or (2) "prohibited transaction", as such term is defined in Section 406 of ERISA or Section 4975 of the IRC, in connection with any Pension Plan or any trust created thereunder, Borrower will deliver to Agent a notice specifying the nature thereof, what action the applicable Loan Party has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

         (O) ERISA Notices. With reasonable promptness but in any event within ten (10) days for purposes of clauses (1), (2) and (3), Borrower will deliver to Agent copies of: (1) any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the IRC; (2) all notices received by any Loan Party or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (3) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Loan Party or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; and (4) all notices received by any Loan Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. Borrower will notify Agent in writing within two (2) Business Days of any Loan Party obtaining knowledge or reason to know that any Loan Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

         (P) Insurance. Within the sixty (60) day period prior to the end of each Fiscal Year of Borrower, Borrower will deliver a report in form and substance reasonably satisfactory to Agent outlining all material insurance coverage maintained as of the date of such report by Borrower and its Subsidiaries and all material insurance coverage planned to be maintained by such Persons in the subsequent Fiscal Year.

         (Q)     Supplemented Schedules; Notice of Corporate Changes.
Borrower shall supplement in writing and deliver to Agent revisions of the Schedules annexed to this Agreement to the extent necessary to disclose new or changed facts or circumstances after the Closing Date; provided that subsequent disclosures shall not constitute a cure or waiver of any Default or Event of Default resulting from the matters disclosed. Borrower shall provide written notice to the Agent of (1) all jurisdictions in which a Loan Party becomes qualified after the Closing Date to transact business, (2) any material change after the Closing Date in the authorized and issued capital stock or other equity interests of any Loan Party or any of their respective Subsidiaries or any other material amendment to their charter, by-laws or other organization documents and (3) any Subsidiary created or acquired by any Loan Party after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable.

         (R) Other Information. With reasonable promptness, Borrower will deliver such other information and data with respect to any Loan Party or any Subsidiary of any Loan Party as from time to time may be reasonably requested by Agent or any Lender.

SECTION 4.2      Access to Accountants.

         Borrower authorizes Lenders to discuss the financial condition of Holdings, Borrower and Borrower's Subsidiaries with Borrower's independent public accountants upon reasonable notice to Borrower of its intention to do so. Borrower shall be given the reasonable opportunity to participate in any such discussion. Borrower shall deliver a letter to such accountants authorizing them to comply with the provisions of subsection 5.1 and this subsection 5.2.

SECTION 4.3      Corporate Existence, etc.

         Except as otherwise permitted by Section 7.6, Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

SECTION 4.4      Payment of Taxes and Claims; Tax Consolidation.

         Borrower will, and will cause each of its Subsidiaries to, pay (a) all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon and
(b) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets before any penalty or fine is incurred with respect thereto; provided that no such tax, charge or claim need be paid if Borrower or such Subsidiary is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if Borrower or such Subsidiary has established such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP.

         Borrower will not and will not permit any of its Subsidiaries to file or consent to the filing of any consolidated income tax return with any Person (other than Borrower, Holdings or any of Borrower's Subsidiaries; provided that in the event that Borrower files a return with Holdings, Borrower's contribution with respect to taxes as a result of the filing of such consolidated return shall not be greater, nor the receipt of tax benefits less, than they would have been had Borrower not filed a consolidated return with Holdings).

SECTION 4.5      Maintenance of Properties; Insurance.

         Borrower will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of Borrower and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Agent and will deliver evidence thereof to Agent. Borrower will maintain business interruption insurance in an amount not less than $12,000,000. Borrower shall cause Agent, for the benefit of Lenders, to be named as loss payee (in the case of casualty and keyman life insurance) and additional insured (in all other cases) on all insurance policies pursuant to appropriate endorsements in form and substance reasonably satisfactory to Agent. Borrower shall apply any proceeds received from policies of insurance maintained pursuant to this subsection 5.5 in accordance with the provisions of subsection 2.4(C)(2).

SECTION 4.6      Inspection; Lender Meeting.

         Borrower shall permit any authorized representatives designated by Agent or by any Lender to visit and inspect any of the properties of Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested; provided that Lender shall coordinate such visits through Agent. Without in any way limiting the foregoing, Borrower will participate and will cause its key management personnel to participate in a meeting of Agent and Lenders at least once during each fiscal year to be held at such time and at such place as may be agreed to by Borrower and Agent.

SECTION 4.7      Environmental Compliance.

         (A) Environmental Laws. Each Loan Party shall at all times comply with all applicable Environmental Laws.

         (B) Remedial Action. Each Loan Party and each of their respective Subsidiaries shall promptly take any and all necessary remedial actions in response to the presence, storage, use, disposal, transportation, release or discharge of any Hazardous Materials on, under or about any real property owned, leased or operated by any Loan Party or any of their Subsidiaries. In the event any Loan Party or any of their Subsidiaries undertakes any remedial action with respect to any Hazardous Material on, under or about any real property owned, leased or operated by any Loan Party or any of their Subsidiaries, such Loan Party or Subsidiary shall conduct and complete such remedial action in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when such Loan Party's or Subsidiary's liability for such presence, storage, use, disposal, transportation, release or discharge of any Hazardous Material is being contested in good faith by such Loan Party or Subsidiary and appropriate reserves therefor have been established in accordance with GAAP.

         (C) Further Assurance. If Agent or any Lender at any time has a reasonable basis to believe that there may be a material violation of any Environmental Law by, or any material liability arising thereunder of, any Loan Party or any of their Subsidiaries or related to any real property owned, leased or operated by any Loan Party or any of their Subsidiaries or real property adjacent to such real property, then Borrower agrees, upon request from Agent or such Lender, to provide Agent and such Lender with such reports, certificates, engineering studies or other written material or data as Agent or such Lender may require so as to satisfy Agent and such Lender that such Loan Party or Subsidiary is in compliance with all applicable Environmental Laws.

SECTION 4.8      Environmental Disclosure.

         (A) Borrower shall promptly advise Agent in writing and in reasonable detail of: (1) any release, disposal or discharge by any Loan Party or any of their Subsidiaries of any Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency under all applicable Environmental Laws except such releases, disposals or discharges pursuant to and in compliance with valid permits, authorizations or registrations under said Environmental Laws; (2) any and all written communications sent or received by any Loan Party or any of their Subsidiaries with respect to any Environmental Claims or any release, disposal or discharge of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency; (3) any remedial action taken by any Loan Party or any of their Subsidiaries or any other Person in response to any Hazardous Material on, under or about any real property owned, leased or operated by any Loan Party, the existence of which could result in an Environmental Claim that could have a Material Adverse Effect; (4) the discovery by any Loan Party or any of their Subsidiaries of any occurrence or condition on any real property adjoining or in the vicinity of any real property owned, leased or operated by any Loan Party that could cause such real property or any part thereof to be classified as "border-zone property" or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws; and (5) any request for information from any governmental agency that indicates such agency is investigating whether any Loan Party or any of their Subsidiaries may be potentially responsible for a release, disposal or discharge of Hazardous Materials.

         (B) Borrower shall promptly notify Agent of (1) any proposed acquisition of stock, assets, or property by any Loan Party that could reasonably be expected to expose such Loan Party or any of their Subsidiaries to, or result in, Environmental Claims that could have a Material Adverse Effect and (2) any proposed action to be taken by any Loan Party or any of their Subsidiaries to commence any operations that could reasonably be expected to subject such Loan Party to additional laws, rules or regulations, including laws, rules and regulations requiring additional or amended environmental permits or licenses. Borrower shall, at its expense, provide copies of such documents or information as Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 5.8.

SECTION 4.9      Compliance with Laws.

         Borrower will (a) comply with and will cause each of its Subsidiaries to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or such Subsidiary is now doing business or may hereafter be doing business, other than those laws, rules, regulations and orders the noncompliance with which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and (b) maintain and will cause each of its Subsidiaries to maintain, as the case may be, all licenses and permits now held or hereafter acquired by Borrower, the loss, suspension, or revocation of which, or failure to renew, could have a Material Adverse Effect.

SECTION 4.10     Covenants in Acquisition Documents.

         At all times prior to the effective date of any Acquisition, Borrower shall comply with its covenants under the Acquisition Documents relating to such Acquisition if noncompliance could result in a material liability to Borrower.

SECTION 4.11     Mortgages; Title Insurance; Surveys.

         (A) Additional Mortgaged Property. Agent may from time to time designate real property or leasehold interests of Borrower after the date hereof as "Additional Mortgaged Property", in which case Borrower shall as promptly as possible (and in any event within sixty (60) days after such designation) deliver to Agent a fully executed Mortgage, in form and substance satisfactory to Agent together with title insurance policies and surveys as required by this subsection 5.11. Borrower agrees that, following the taking of the actions with respect to any Additional Mortgaged Property required by the immediately preceding sentence, Agent shall have a valid and enforceable first priority mortgage on the respective Additional Mortgaged Property, free and clear of all defects and encumbrances except for Permitted Encumbrances.

         (B) Title Insurance. Within thirty (30) days following delivery of any Mortgage with respect to Additional Mortgaged Property, Borrower shall deliver or cause to be delivered to Agent ALTA lender's title insurance policies issued by title insurers reasonably satisfactory to Agent (the "Mortgage Policies") in form and substance and in amounts reasonably satisfactory to Agent assuring Agent that the Mortgages executed by Borrower are valid and enforceable first priority mortgage liens on the respective Additional Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances. The Mortgage Policies shall be in form and substance reasonably satisfactory to Agent and shall include an endorsement insuring against the effect of future advances under this Agreement, for mechanics' liens and for any other matter that Agent may reasonably request, and shall provide for affirmative insurance and such reinsurance as Agent may reasonably request. In the case of each leasehold constituting Additional Mortgaged Property, Agent (for the benefit of Lenders) shall have received such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate as may have been requested by Agent, which letters shall be in form and substance satisfactory to Agent.

         (C) Surveys. Within thirty (30) days following delivery of any Mortgage with respect to Additional Mortgaged Property), Borrower shall deliver or cause to be delivered to Agent current surveys, certified by a licensed surveyor, for all Additional Mortgaged Property for which a Mortgage Policy is issued. All such surveys shall be sufficient to allow the issuer of the mortgage policy to issue an ALTA lender's policy.

SECTION 4.12     Further Assurances.

         (A) Borrower shall and shall cause each Loan Party to, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as Agent at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents. Without limiting the generality of the foregoing, Agent may at any time request that Borrower cause its Subsidiaries to secure their obligations under the Subsidiary Guaranties in a manner satisfactory to Agent, and Borrower shall cause its Subsidiaries to comply therewith.

         (B) At Agent's request, Borrower shall cause its Subsidiaries promptly to guaranty the Obligations and to grant to Agent, for the benefit of Lenders, a security interest in the real, personal and mixed property of such Subsidiary to secure the Obligations. The documentation for such guaranty or security shall be substantially similar to the Loan Documents with such modifications as are reasonably requested by Agent.

SECTION 4.13     Enforcement of Remedies under Acquisition Documents.

         If Borrower becomes aware of or otherwise has knowledge of any facts that could give rise to any claim for indemnification from any party under any Acquisition Document, Borrower will assert or cause the assertion of such claim against such party before the date on which such claim may no longer be made under such Acquisition Document, and in asserting any such claim shall comply with all requirements for asserting such claims under the Acquisition Documents; provided, however, that such claim need not be asserted if Borrower's Board of Directors determines in good faith that the best interests of Borrower would be served by not asserting such claim.

                                   SECTION 5


                              FINANCIAL COVENANTS

         Borrower covenants and agrees that so long as any of the Revolving Loan Commitments remain in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit, unless Requisite Lenders shall otherwise give their prior written consent, Borrower shall comply with and shall cause each other Loan Party to comply with all covenants in this Section 6 applicable to such Person.

SECTION 5.1      Capital Expenditure Limits.

         The aggregate amount of all Capital Expenditures of Borrower and its Subsidiaries will not exceed the following amounts during each of the following Fiscal Years:

                           Fiscal Year             Maximum Capital Expenditures
                           -----------             ----------------------------

 Fiscal Year Ending September 30, 1996                                            $5,500,000


 Fiscal Year Ending September 30, 1997                                            $4,000,000
 and each Fiscal Year thereafter

SECTION 1.1      Senior Interest Coverage .

         Borrower shall not permit Senior Interest Coverage to be less than
4.00 as of the end of each month for the trailing twelve-month period then ended, commencing with the trailing twelve-month period ended April 30, 1996.

SECTION 1.2      Fixed Charge Coverage .

         Borrower shall not permit Fixed Charge Coverage calculated as of the last day of each month during the periods set forth below to be less than 1.20 as of the end of each month for the trailing twelve-month period ended on such day to be less than the amount set forth below for such period:

                              Period                                Amount
                              ------                                ------
 April 1, 1996 through August 31, 1998                               1.20

 September 1, 1998 through July 31, 1999                             1.40

 Thereafter                                                          1.60

SECTION 1.1      EBIDAT .

         Borrower shall not permit EBIDAT to be less than the following amount as of the end of each month for the trailing twelve- month period then ended (commencing with the trailing twelve-month period ended April 30, 1996): the greater of (i) $9,000,000 or (ii) 25% of the total revenues of Holdings, Borrower and Borrower's Subsidiaries on a consolidated basis for such period determined in accordance with GAAP.

SECTION 1.2      Maximum MRR Attrition .

         MRR Attrition shall not exceed ten percent (10%) as of the end of each month (commencing April 30, 1996) for the trailing twelve-month period then ended.

                                   SECTION 2

                         BORROWER'S NEGATIVE COVENANTS

         Borrower covenants and agrees that so long as any of the Revolving Loan Commitments remain in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit, unless Requisite Lenders shall otherwise give their prior written consent, Borrower shall comply with and shall cause each other Loan Party to comply with all covenants in this Section 7 applicable to such Person.

SECTION 2.1      Indebtedness .

         Borrower will not, nor will Borrower permit Holdings or any of Borrower's Subsidiaries directly or indirectly to, create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

         (a)    The Obligations;

         (b)    Intercompany Indebtedness among Borrower and its
Subsidiaries; provided that the obligations of each obligor of such Indebtedness shall: (i) be unsecured and subordinated in right of payment to the Obligations from and after such time as any portion of the Obligations shall become due and payable (whether at stated maturity, by acceleration or otherwise); (ii) be evidenced by promissory notes, which shall have been pledged to Agent, for the benefit of Lenders, as security for the Obligations; and (iii) have such other terms and provisions as Agent may reasonably require;

         (c)    Indebtedness arising as a result of Contingent
Obligations permitted under subsection 7.4;

         (d)    Indebtedness evidenced by the Subordinated Discount
Notes;

         (e) Indebtedness not to exceed $250,000 in the aggregate at any time outstanding secured by purchase money Liens;

         (f)    Deferred Payment Obligations, provided that (i) such
Deferred Payment Obligations shall be unsecured; (ii) no Deferred Payment Obligations shall have a term greater than 24 months; and (iii) the aggregate amount of Deferred Payment Obligations at any time shall not exceed $3,000,000; and

        (g) Indebtedness incurred with respect to Capital Leases permitted hereunder.

SECTION 2.2      Liens and Related Matters.

         (A) No Liens. Borrower will not, nor will Borrower permit any of its Subsidiaries directly or indirectly to create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument with respect to goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances.

         (B) No Negative Pledges. Borrower will not, nor will Borrower permit any of its Subsidiaries to, enter into or assume any agreement (other than the Loan Documents and the Subordinated Discount Note Indenture) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

         (C) No Restrictions on Subsidiary Distributions to Borrower . Except as provided herein, Borrower will not, nor will Borrower permit any of its Subsidiaries, directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of Borrower or any of its Subsidiaries to: (1) pay dividends or make any other distribution on such Person's capital stock; (2) subject to subordination provisions, pay any indebtedness owed to Holdings, Borrower or any of its Subsidiaries; (3) make loans or advances to Holdings, Borrower or any Subsidiary of Borrower; or (4) transfer any of its property or assets to Holdings, Borrower or any of Borrower's Subsidiaries.

SECTION 2.3      Investments; Joint Ventures.

         Borrower will not, nor will Borrower permit any of its Subsidiaries directly or indirectly to make or own any Investment in any Person including any Joint Venture, except:

         (a) Borrower and its Subsidiaries may make and own Investments in Cash Equivalents; provided that such Cash Equivalents are not subject to setoff rights in favor of the issuing bank arising from any banking relationship of Borrower or any of its Subsidiaries;

         (b) Borrower and its Subsidiaries may make intercompany loans and investments to the extent permitted under subsection 7.1;

         (c) Borrower and its Subsidiaries may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $250,000 in the aggregate at any time outstanding; and

         (d) Borrower may acquire and own a de minimis number of shares of capital stock of other publicly traded alarm monitoring companies so long as the aggregate amount of such Investments does not exceed $10,000; and

         (e)              As permitted under subsection 7.6.

SECTION 2.4      Contingent Obligations.

         Borrower will not, nor will Borrower permit any of its Subsidiaries, directly or indirectly to create or become or be liable with respect to any Contingent Obligation except:

         (a) Contingent Obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

         (b)              Contingent Obligations under the Loan Guaranty;

         (c) Contingent Obligations under Interest Rate Agreements, approved by Agent in its sole discretion, with respect to the Loans;

         (d) Contingent Obligations existing on the Closing Date and described in Schedule 7.4 annexed hereto;

         (e) Contingent Obligations under indemnity agreements to title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies, as provided in subsection 5.11;

         (f) Contingent Obligations with respect to customary indemnification and purchase price adjustment obligations incurred in connection with Asset Dispositions;

         (g) Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding $250,000 in aggregate liability;

         (h) Contingent Obligations under the with respect to the Subordinated Indebtedness and Contingent Obligations with respect to Other Indebtedness permitted by subsection 7.1;

         (i)    Contingent Obligations under Lender Letters of Credit; and

         (j) In addition to the Contingent Obligations permitted by clauses (a) through (h) above, Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations not to exceed in the aggregate at any time outstanding $250,000.

SECTION 2.5     Restricted Junior Payments.

         Borrower will not, nor will Borrower permit Holdings or any of Borrower's Subsidiaries, to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment except that:

         (a) Borrower may make payments of accrued interest with respect to the Subordinated Discount Notes and any other Indebtedness permitted by subsection 7.1 that constitutes Subordinated Indebtedness as required in accordance with the terms thereof, but only, in each case, to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Indebtedness was issued or otherwise as approved in writing by Requisite Lenders;

         (b)   [Intentionally Omitted.]

         (c) Borrower may (subject to the restriction set forth in subsection 5.4) make payments and distributions to Holdings to permit Holdings to pay federal and state income taxes then due and owing, franchise taxes and other non-material business expenses of Holdings incurred in the ordinary course of business consistent with Holdings' practices as of the Closing Date;

         (d) So long as no Default or Event of Default has occurred and is continuing or would arise as an result of the following, Borrower may make payments and distributions to Holdings to permit Holdings to repurchase or redeem Holdings Capital Stock held by members of Borrower's or Holdings' management in connection with termination of their employment pursuant to any mandatory redemption or repurchase provision of any agreement between members of management and Borrower or Holdings in effect on the Closing Date; provided that the aggregate amounts paid in connection with such redemptions and repurchases shall not exceed $250,000 during any Fiscal Year and $1,000,000 during the period from the Original Closing Date through the term of this Agreement, plus all proceeds from life insurance policies available for application by Borrower or Holdings at the time of such repurchase or redemption, to the extent so applied; and

        (e) Subsidiaries of Borrower may make Restricted Junior Payments to Borrower.

SECTION 2.6     Restriction on Fundamental Changes; Subsequent Acquisitions.

         (a) Borrower will not, nor will Borrower permit Holdings or any of Borrower's Subsidiaries to: (1) amend, modify or waive any term or provisions of its articles of incorporation or by-laws in any manner adverse to Agent or the Lenders unless required by applicable law; (2) enter into any transaction of merger or consolidation; (3) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (4) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired; or (5) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person, except: (i) Borrower and its Subsidiaries may make Capital Expenditures permitted under subsection 6.1 and Investments permitted under subsection 7.3; (ii) any Subsidiary of Borrower may be merged with or into Borrower (provided that such Borrower is the surviving entity) or any other Subsidiary of Borrower; and
(iii) as provided in clause (b) hereof with respect to any Subsequent Acquisition made by Borrower.

        (b) Borrower may make Subsequent Acquisitions; provided that each Subsequent Acquisition shall be subject to the conditions precedent set forth below:

                (i) Such Subsequent Acquisition shall be structured as an asset acquisition by Borrower or, in the case of an acquisition of a Target, the merger of such Target with and into Borrower, provided that Borrower is the surviving corporation in any such merger;

               (ii) Holdings and Borrower shall not incur or assume any Indebtedness or other liabilities in connection with such Subsequent Acquisition except (A) Loan advances, (B) Deferred Payments to the extent permitted under subsection 7.1(f), (C) customary buyer indemnification obligations under the Subsequent Acquisition Documents, and (D) nonmaterial operating liabilities of the Target arising in the ordinary course of its business (excluding Indebtedness);

              (iii) Unless otherwise consented to in advance in writing by Requisite Lenders, the sum of all amounts payable in connection with such Subsequent Acquisition and all other Subsequent Related Transactions consummated in connection therewith (including all transaction costs and all Indebtedness or liabilities incurred or assumed in connection therewith) shall not exceed the lesser of (A) $7,500,000 or (B) an amount equal to thirty-nine (39) times the Qualified MRR of the Subscriber Accounts acquired in such Subsequent Acquisition;

               (iv) Unless otherwise consented to in advance in writing by Requisite Lenders, Borrower shall be in compliance with the Indebtedness Ratio Test as of the last day of the month immediately preceding the closing date of such Subsequent Acquisition and shall be in compliance with the Indebtedness Ratio Test on a pro forma basis after giving effect to such Subsequent Acquisition and all other Subsequent Related Transactions in connection therewith. For purposes of determining whether Borrowers are in compliance with the Indebtedness Ratio Test on a pro forma basis after giving effect to a Subsequent Acquisition and all other Subsequent Related Transactions in connection therewith, all calculations shall include the projected EBIDAT and MRR with respect to such Subsequent Acquisition;

                (v) Before and after giving effect to such Subsequent Acquisition and all other Subsequent Related Transactions in connection therewith, no Default or Event of Default shall have occurred and be continuing;

               (vi) Upon consummation of such Subsequent Acquisition, Agent, on behalf of Lenders, shall have a perfected first priority Lien upon all Subscriber Accounts and, unless otherwise consented to in writing by Agent, all other assets acquired in such Subsequent Acquisition, subject only to Permitted Encumbrances;

                (vii) Borrower shall not enter into any agreement obligating Borrower to purchase Subscriber Accounts from any Person on a continuous basis except pursuant to a Qualified Dealer Contract; and

               (viii) Each of the applicable conditions precedent set forth in subsection 3.3 shall have been satisfied on or prior to the date of such Subsequent Acquisition.

SECTION 2.7     Disposal of Assets or Subsidiary Stock.

         (A) Borrower will not, nor will Borrower permit Holdings or any of Borrower's Subsidiaries to sell, lease, transfer or otherwise dispose of any of its property, business or assets, or grant any Person an option to acquire any such property, business or assets except for (a) bona fide sales of inventory to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business, (b) mergers and transfers of assets among Borrower and its Subsidiaries permitted under clause
(ii) of the exceptions set forth in subsection 7.6(a); (c) sales of out-of-market Subscriber Accounts for cash or for Subscriber Accounts within Borrower's markets so long as such sales are consummated within 180 days following Borrower's acquisition of such out-of-market Subscriber Accounts and the cash proceeds from such sales are applied in accordance with subsection 2.4(C)(2); and (d) other Asset Dispositions if all of the following conditions are met: (i) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $500,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $1,000,000; (ii) the consideration received is at least equal to the fair market value of such assets; (iii) at least 85% of the consideration received is cash; (iv) the Net Proceeds of such Asset Disposition are applied as required by subsection 2.4(C)(2); (v) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of Indebtedness with the proceeds thereof, Borrower is in compliance on a pro forma basis with the covenants set forth in Section 6 recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and (vi) no Default or Event of Default shall result from such sale or other disposition.
         (B) Except as permitted elsewhere in this Agreement, Borrower will not, nor will Borrower permit Holdings or any of Borrower's Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities in Borrower or any of Borrower's Subsidiaries including warrants, rights or options to acquire shares or other equity securities of any such Person. Borrower shall at all times be a direct wholly-owned Subsidiary of Holdings.

SECTION 2.8    Restriction on Leases.

         Borrower will not, nor will Borrower permit any of its Subsidiaries to, become or remain liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease (other than intercompany leases among Borrower and its Subsidiaries), if the aggregate amount of all rents paid by Borrower and its Subsidiaries under all such leases would exceed $2,000,000 in any Fiscal Year.

SECTION 2.9    Sales and Lease-Backs.

         Borrower will not, nor will Borrower permit any of its Subsidiaries, directly or indirectly to become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property whether real or personal or mixed or whether now owned or hereafter acquired which Borrower or such Subsidiary has sold or transferred or intends to sell or transfer to any other Person.

SECTION 2.10     Transactions with Affiliates.

         Borrower will not, nor will Borrower permit any of its Subsidiaries, directly or indirectly to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Borrower or such Subsidiary or with any director, officer or employee of any Loan Party, except (a) as set forth on Schedule 7.10 or (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower or such Subsidiary and upon fair and reasonable terms which are fully disclosed to Agent and Lender and are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of Borrower or such Subsidiary. Notwithstanding the foregoing, no payments may be made with respect to any items set forth on
Schedule 7.10 upon the occurrence and during the continuation of a Default or Event of Default.

SECTION 2.11    Management Fees and Compensation.

         (A) Borrower will not, nor will Borrower permit any other Loan Party or any of their respective Subsidiaries, to pay any management, consulting or similar fees to any Affiliate of Borrower or to any director, officer or employee of any Loan Party, except for directors' fees paid to outside directors of Holdings and Borrower in an aggregate amount not exceeding $50,000 during any Fiscal Year and except as set forth on Schedule 7.11.

         (B) Borrower will not, nor will Borrower permit any of its Subsidiaries to, pay compensation to any individual who is an employee, officer, partner, stockholder or principal of any Principal or of any Related Party, whether such compensation consists of salary, bonus, management, consulting or other fees, capital distributions, or other benefits or otherwise, and regardless of whether such compensation is paid by Borrower and/or any Subsidiary or Affiliate of Borrower. The compensation currently payable to each of Borrower's officers and management employees as of the Closing Date is set forth and described on Schedule 7.11.

SECTION 2.12    Environmental Liabilities.

         Borrower will not, nor will Borrower permit any Loan Party to: (a) violate any applicable Environmental Law; or (b) dispose of any Hazardous Materials into or onto or (except in accordance with applicable law) from, any real property owned, leased or operated by any Loan Party; or (c) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any real property owned, leased or operated by any Loan Party.

SECTION 2.13    Conduct of Business.

         From and after the Closing Date, Borrower will not, nor will Borrower permit any of its Subsidiaries to, engage in any business other than businesses of the type described on Schedule 4.1(D). From and after the Closing Date, Holdings shall not engage in any type of business activity other than ownership of Borrower Capital Stock and the performance of its obligations under the Subordinated Discount Note Indenture, the Holdings Guaranty, the Holdings Pledge Agreement and the other Loan Documents to which it is a party.

SECTION 2.14 Changes Relating to Subordinated Indebtedness and Holdings Preferred Stock.

         Borrower will not, nor will Borrower permit Holdings or any of Borrower's Subsidiaries to change or amend the terms of any Subordinated Indebtedness, if the effect of such amendment is to: (a) increase the interest rate on such Indebtedness; (b) change the dates upon which payments of principal, interest or dividends are due on such Indebtedness; (c) change any event of default or add any covenant with respect to such Indebtedness; (d) change the redemption or prepayment provisions of such Indebtedness; (e) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to Holdings, Borrower, any of Borrower's Subsidiaries, Agent or any Lender.

SECTION 2.15    Fiscal Year.

         Borrower will not, nor will Borrower permit Holdings or any Subsidiary of Borrower to change its Fiscal Year.

SECTION 2.16    Compliance with ERISA.

         Borrower will not, nor will Borrower permit any Subsidiary of Borrower to:

         (a) permit the occurrence of any Termination Event which would result in a liability to any Loan Party or ERISA Affiliate in excess of $100,000;

         (b) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by more than $100,000;

         (c) permit any accumulated funding deficiency in excess of $100,000 (as defined in Section 302 of ERISA and Section 412 of the IRC) with respect to any Pension Plan, whether or not waived;

         (d) fail to make any contribution or payment to any Multiemployer Plan which any Loan Party or ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $100,000;

         (e) engage, or permit any Loan Party or ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the IRC in excess of $100,000 is imposed;

         (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to any Loan Party or ERISA Affiliate or increase the obligation of any Loan Party or ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is material to any Loan Party or ERISA Affiliate; or

         (g) fail, or permit any Loan Party or ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof.

SECTION 2.17     Press Release; Public Offering Materials.

         Borrower will not, nor will Borrower permit any Loan Party to, disclose the name of Agent or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party without Agent's prior consent, which shall not be unreasonably withheld.

SECTION 2.18     Subsidiaries.

         Borrower will not, nor will Borrower permit any of its Subsidiaries to, establish, create or acquire any new Subsidiary, other than the creation of an acquisition Subsidiary in connection with any Subsequent Acquisition so long as such Subsidiary is merged with and into Borrower upon the closing of such Subsequent Acquisition.

SECTION 2.19     Bank Accounts.

         Borrower will not, nor will Borrower permit any of its Subsidiaries to, establish any new bank accounts (except petty cash accounts with an aggregate balance in all such accounts not exceeding $100,000 at any time) without prior written notice to Agent and unless the bank enters into a Bank Agency Agreement (except with respect to the above-described petty cash accounts).

                                  SECTION 3

                          DEFAULT, RIGHTS AND REMEDIES

SECTION 3.1      Event of Default.

         "Event of Default" shall mean the occurrence or existence of any one or more of the following:

         (A) Payment. Failure to pay any principal of any Loan when due or to reimburse Agent or any Lender for any payment made by Agent or such Lender under or in respect of any Lender Letter of Credit when due, or failure to pay, within five days after the due date, any interest on any Loan or any other amount due under this Agreement; or

         (B) Default in Other Agreements. (1) Failure of Holdings, Borrower or any of Borrower's Subsidiaries to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations or (2) breach or default of Holdings, Borrower or any of Borrower's Subsidiaries with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such failure to pay, default or breach is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having an individual principal amount in excess of $500,000 or having an aggregate principal amount in excess of $1,000,000 to become or be declared due prior to their stated maturity, whether or not such failure to pay, default or breach is waived by such holder or holders; or

         (C) Breach of Certain Provisions. Failure of Borrower to perform or comply with any term or condition contained in subsections 5.1, 5.5 or 5.6 or contained in Section 6 or Section 7; or

         (D) Breach of Warranty. Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

         (E) Other Defaults Under Loan Documents. Borrower or any other Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within thirty (30) days after receipt by Borrower of notice from Agent or any Lender of such default (other than occurrences described in other provisions of this subsection 8.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

         (F) Involuntary Bankruptcy; Appointment of Receiver, etc.(1) A court enters a decree or order for relief with respect to Holdings, Borrower or any of Borrower's Subsidiaries in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for thirty (30) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Holdings, Borrower or any of Borrower's Subsidiaries, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, Borrower or any of Borrower's Subsidiaries, or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Holdings, Borrower or any of Borrower's Subsidiaries, for all or a substantial part of the property of Holdings, such Borrower or any such Subsidiary; or

         (G)     Voluntary Bankruptcy; Appointment of Receiver, etc.   (1) An
order for relief is entered with respect to Holdings, Borrower or any of Borrower's Subsidiaries or Holdings, Borrower or any of Borrower's Subsidiaries commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) Holdings, Borrower or any of Borrower's Subsidiaries makes any assignment for the benefit of creditors; or (3) the Board of Directors of Holdings, Borrower or any of Borrower's Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(G); or

         (H) Governmental Liens. Any liens, levies or assessments are filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the assets of Holdings, Borrower or any of Borrower's Subsidiaries by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances) securing claims in excess of $100,000 individually or in the aggregate and such liens, levies or assessments are not stayed, vacated, paid or discharged within ten (10) days; or

         (I) Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process (other than those described in subsection 8.1(H)) involving (1) an amount in any individual case in excess of $1,000,000 or (2) an amount in the aggregate at any time in excess of $1,000,000 is entered or filed against Holdings, Borrower or any of Borrower's Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five
(5) days prior to the date of any proposed sale thereunder; or the aggregate amount of Holdings, Borrower's and Borrower's Subsidiaries' liabilities with respect to the proceedings, suits and other matters set forth on the Closing Date on Schedule 4.7 exceeds $1,000,000; or

         (J) Dissolution. Any order, judgment or decree is entered against Holdings, Borrower or any of Borrower's Subsidiaries decreeing the dissolution or split up of Holdings, Borrower or such Subsidiary and such order remains undischarged or unstayed for a period in excess of twenty (20) days; or

         (K) Solvency. Borrower ceases to be solvent (as represented by Borrower in subsection 4.18) or admits in writing its present or prospective inability to pay its debts as they become due; or

         (L) Injunction. Holdings, Borrower or any of Borrower's Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty
(30) days; or

         (M) ERISA - Pension Plans. (1) Any Loan Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the IRC, any Loan Party or any ERISA Affiliate is required to pay as contributions thereto and such failure results in or is likely to result in a Material Adverse Effect; or (2) an accumulated funding deficiency in excess of $100,000 occurs or exists, whether or not waived, with respect to any Pension Plan; or (3) a Termination Event occurs which results in or is likely to result in a Material Adverse Effect; or

         (N) ERISA - Multiemployer Plans. Any Loan Party or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from such Multiemployer Plans and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $100,000; or

         (O) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

         (P) Damage, Strike, Casualty. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than five (5) consecutive days, the cessation or substantial curtailment of monitoring activities at Borrower's primary monitoring facility if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

         (Q) Licenses and Permits. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Borrower or any of Borrower's Subsidiaries, if such loss, suspension, revocation or failure to renew could have a Material Adverse Effect; or

         (R)     Failure of Security.   Agent does not have or ceases to have
a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances), in each case, for any reason other than the failure of Agent or Lender to take any action within its control; or

         (S) Change in Control. (i) The acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than the Principals and their Related Parties) of a direct or indirect interest in more than 40% of the voting power of the voting stock of Holdings by way of merger or consolidation or otherwise; or (ii) [Intentionally Omitted] or (iii) the first day on which a majority of the members of the Board of Directors of Borrower or Holdings are not Continuing Directors; or (iv) the Principals or any of their Related Parties pledge, hypothecate or encumber their shares of Holdings Capital Stock; or (v) the occurrence of a "Change of Control" as defined in the Subordinated Discount
Note Indenture.

SECTION 3.2      Suspension of Commitments.

         Upon the occurrence of any Default or Event of Default, Agent or Lenders, without notice or demand, may immediately cease making additional Loans and issuing Lender Letters of Credit and the Revolving Loan Commitments shall be suspended; provided that, in the case of a Default, if the subject condition or event is waived, cured or removed by Requisite Lenders within any applicable grace or cure period, the Revolving Loan Commitments shall be reinstated.

SECTION 3.3      Acceleration.

         Upon the occurrence of any Event of Default described in the foregoing subsections 8.1(F) or 8.1(G), the unpaid principal amount of and accrued interest and fees on the Revolving Loan, payments under the Lender Letters of Credit and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the Revolving Loan Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Agent may, and upon demand by Requisite Lenders Agent shall, by written notice to Borrower (a) declare all or any portion of the Loans and all or some of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, and the Revolving Loan Commitments shall thereupon terminate and (b) demand that Borrower immediately deposit with Agent an amount equal to the Lender Letter of Credit Liability to enable Agent to make payments under the Lender Letters of Credit when required and such amount shall become immediately due and payable.

SECTION 3.4      Performance by Agent.

         If Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Agent may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower after the expiration of any cure or grace periods set forth herein. In such event, Borrower shall, at the request of Agent, promptly pay any amount reasonably expended by Agent in such performance or attempted performance to Agent, together with interest thereon at the rate of interest in effect upon the occurrence of an Event of Default as specified in subsection 2.2(A) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Agent shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

                                   SECTION 4

                          ASSIGNMENT AND PARTICIPATION

SECTION 4.1      Assignments and Participations in Loans and Notes.

         Each Lender may assign its rights and delegate its obligations under this Agreement to another Person; provided that (a) such Lender shall first obtain the written consent of Agent which consent shall not be unreasonably withheld and, if granted, shall be delivered to Lender within five(5) Business Days after receipt of such request, (b) upon obtaining Agent's consent, Agent shall notify Borrower of the proposed assignment and the identity of the proposed assignee and the amount to be assigned and Borrower shall notify Agent and Lender whether or not it consents to the proposed assignment within five
(5) Business Days of receipt of notice from Agent, thereafter Borrower shall have a period of ninety (90) days to locate an assignee acceptable to Borrower and Lender and, failing that, at the conclusion of said ninety (90) day period Lender shall be free to make the assignment to the originally selected assignee, (c) the amount of Commitments and Loans of the assigning Lender being assigned shall in no event be less than the lesser of (i) $5,000,000 or (ii) the entire amount of Commitments and Loans of such assigning Lender, and (d) as a condition to the effectiveness of such assignment, Borrower shall have complied with its obligations under the last sentence of subsection 2.1(C). In the case of an assignment authorized under this subsection 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender".

         Each Lender may sell participations in all or any part of any Loans made by it to another Person. Such Lender shall provide prior written notice to Agent of its intention to sell a participation, which notice shall contain the identity of the prospective participant and the principal amount of the proposed participation. Agent shall in turn notify Borrower and Borrower shall notify Agent and Lender whether or not Borrower consents to the proposed participation within five (5) Business Days of receipt of notice from Agent.
If Borrower does not grant its consent to the proposed participation, Borrower shall have a period of ninety (90) days from the date of notice to Agent to find a participant acceptable to Borrower and such Lender. If Borrower is unable to locate an acceptable participant within such ninety (90) day period, Lender shall have the right to sell the participation to the originally proposed participant. Any such participation shall be in a minimum amount of $5,000,000, and provided that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (a) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such holder participates; (b) any extension of the Expiry Date or the maturity date of the Revolving Loan or the date fixed for any payment of interest or fees payable with respect to the Revolving Loan in which such holder participates; and (c) any release of substantially all of the Collateral (other than in accordance with the terms of this Agreement or the Security Documents). Borrower hereby acknowledges and agrees that any participation will give rise to a direct obligation of Borrower to the participant, and the participant shall for purposes of subsection 2.7, 2.8, 2.9, 2.10, 2.11, 9.4 and 10.2 be considered to be a "Lender".

         Except as otherwise provided in this subsection 9.1 no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender. Each Lender may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to the provisions of subsection 10.22.

         Agent shall provide Borrower with written notice of the name and address of any new Lender after the date hereof.

         Notwithstanding anything contained in this Agreement to the contrary, so long as the Requisite Lenders shall remain capable of making LIBOR Rate Loans, no Person shall become a "Lender" hereunder unless such Person shall also be capable of making LIBOR Rate Loans.

SECTION 4.2      Agent.

         (A) Appointment. Each Lender hereby designates and appoints Heller as its Agent under this Agreement and the Loan Documents, and each Lender hereby irrevocably authorizes Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in subsection 9.3. Agent agrees to act as such on the express conditions contained in this subsection 9.2. The provisions of this subsection
9.2 are solely for the benefit of Agent and Lenders and neither Borrower nor any Subsidiary of Borrower shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any Loan Party. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

         (B) Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrower in connection with the extension of credit hereunder and shall make its own appraisal of the credit worthiness of Borrower, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than financial information received by it in accordance herewith), whether coming into its possession before the Closing Date hereunder or at any time or times thereafter. If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the Requisite Lenders have instructed Agent to act or refrain from acting pursuant hereto.

         (C)     Rights, Exculpation, Etc.   Neither Agent nor any of its
officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and except that Agent shall be liable with respect to its own gross negligence or willful misconduct. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement, the Notes, or any of the other Loan Documents in accordance with the instructions of Requisite Lenders.

         (D) Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

         (E) Indemnification. Lenders will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement for any of the Loan Documents, in proportion to each Lender's Pro Rata Share; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct. The obligations of Lenders under this subsection 9.2(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

         (F) Heller Individually. With respect to its Revolving Loan Commitment, the Loans made by it, and the Notes issued to it, Heller shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Heller in its individual capacity as a Lender or one of the Requisite Lenders. Heller may lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as Agent pursuant hereto.

         (G)     Successor Agent.

                 (1) Resignation. Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty
(30) Business Days' prior written notice to Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (2) below or as otherwise provided below.

                 (2) Appointment of Successor. Upon any such notice of resignation pursuant to clause (G)(1) above, Requisite Lenders shall, upon receipt of Borrower's prior consent which shall not unreasonably be withheld, appoint a successor Agent. If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, upon notice to Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite Lenders, upon receipt of Borrower's prior written consent which shall not be unreasonably withheld, appoint a successor Agent as provided above.

                 (3) Successor Agent. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as Agent under the Loan Documents, the provisions of this subsection 9.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

         (H)     Collateral Matters.

                 (1) Release of Collateral. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any property covered by the Security Documents
(i) upon termination of the Revolving Loan Commitments and payment and satisfaction of all Obligations; or (ii) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (iii) constituting property leased to Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower to be, renewed or extended. Upon request by Agent at any time, any Lender will confirm in writing Agent's authority to release particular types or items of property covered by the Security Documents pursuant to this subsection 9.2(H)(1) or subsection 9.3(B).

                 (2) Confirmation of Authority; Execution of Releases. Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Requisite Lenders (as set forth in subsection 9.2(H)(1)), each Lender agrees to confirm in writing, upon request by either Borrower, the authority to release any property covered by the Security Documents conferred upon Agent under clauses (i) through (iii) of subsection 9.2(H)(1) and under subsection 9.3(B). So long as no Event of Default is then continuing, upon receipt by Agent of confirmation from the Requisite Lenders or from the requisite percentage of Lenders required by subsection 9.3(B), as the case may be, of its authority to release any particular item or types of property covered by the Security Documents, and upon at least five (5) Business Days prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by

Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon such Collateral or Mortgaged Property; provided, however, that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the obligations or any Liens upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the property covered by the Security Documents.

                 (3) Absence of Duty. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by the Security Documents exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this subsection 9.2(H) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Security Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by the Security Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders; provided that Agent shall exercise the same care which it would in dealing with loans for its own account.

         (I) Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Agent.

SECTION 4.3  Amendments, Consents and Waivers for Certain Actions.

         (A) Except as otherwise provided in this subsection 9.3, in subsection 10.3 or in any Lender Addition Agreement and except as to matters set forth in other subsections hereof as requiring only Agent's consent, the consent of Requisite Lenders will be required to amend, modify, terminate, or waive any provision of this Agreement, including, but not limited to, any amendment, modification, termination, or waiver with regard to Sections 6 and 7.

         (B) Agent may release or compromise any Collateral and the proceeds thereof having a value not greater than ten percent (10%) of the total book value of all Collateral, either in a single transaction or in a series of related transactions, with the consent of Lenders owning a total of at least eighty percent (80%) of the Commitments of all Lenders. In no event, however, will Agent, acting under the authority granted to it in this subsection 9.3(B), release or compromise Collateral or the proceeds thereof having a total book value in excess of thirty percent (30%) of the book value of all Collateral, as determined by Agent, during any one calendar year period.

         (C) Notwithstanding anything to the contrary contained herein, Agent may, at its sole discretion, release or compromise Collateral and the proceeds thereof to the extent permitted by subsection 9.2(H)(1).

         (D) In the event Agent requests the consent of a Lender and does not receive a written denial thereof within five (5) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent.

         (E) In the event Agent requests the consent of a Lender and such consent is denied, then Heller or the Lender which assigned its interest in the Loans to such Lender (the "Assigning Lender") may, at its option, require such Lender to reassign its interest in the Loans to Heller or the Assigning Lender, as applicable, for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees will be paid when collected from Borrower. In the event that Heller or the Assigning Lender elects to require any Lender to reassign its interest to Heller or the Assigning Lender, Heller or the Assigning Lender, as applicable, will so notify such Lender in writing within forty-five (45) days following such Lender's denial, and such Lender will reassign its interest to Heller or the Assigning Lender, as applicable, no later than five (5) days following receipt of such notice.

         (F) In the event Agent waives (1) any Default arising under subsection 8.1(E) as a result of the breach of any of the provisions of Section 5 of this Agreement (other than any such breach which constitutes an Event of Default) or (2) any Default constituting a condition to the funding of any Revolving Loan, such waiver shall expire on the date upon which the Default which was the subject of such waiver matures into an Event of Default pursuant to the terms of this Agreement.

SECTION 4.4      Set Off and Sharing of Payments.

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower or to any other Person (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender or such holder at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender or such holder to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations which are not paid when due; except that no Lender or any such holder shall exercise any such right without the prior written consent of the Agent. Any Lender or holder of any Note having a right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the Obligations, purchase for cash (and the other Lenders or holders shall sell) participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender or holder in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders, and (b) any Lender or holder so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Loans and other Obligations in the amount of such participation.

SECTION 4.5      Disbursement of Funds.

         Agent may, on behalf of Lenders, disburse funds to Borrower for Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses same to Borrower. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent. Any repayment required pursuant to this subsection 9.5 shall be without premium or penalty. Nothing in this subsection 9.5 or elsewhere in this Agreement or the other Loan Documents, including without limitation the provisions of subsection 9.6, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

SECTION 4.6      Disbursements of Advances, Payments and Information.

         (A)     Revolving Loan Advances and Payments; Fee Payments

                 (1) The Revolving Loan balance may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender, Revolving Loan advances and payments will be settled according to the procedures described in subsection 9.6(A)(2) and 9.6(A)(3) of this Agreement. Notwithstanding these procedures, each Lender's obligation to fund its portion of any advances made by Agent to Borrower will commence on the date such advances are made by Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

                 (2) On the second Business Day of each week, or more frequently (including daily), if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by telephone, telex, or telecopy of the amount of each such Lender's Pro Rata Share of the Revolving Loan balance as of the close of business of the second Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's Pro Rata Share of the Revolving Loan balance to such Lender's Pro Rata Share of the Revolving Loan as of any Settlement Date, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. Chicago time on the Business Day following the Settlement Date. Notwithstanding the foregoing, if Agent so elects, Agent may require that each Lender make its Pro Rata Share of any requested Loan available to Agent for disbursement prior to the Funding Date applicable to such Loan. If Agent elects to require that such funds be made available, Agent shall advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of such requested Loan no later than one (1) Business Day prior to the Funding Date applicable thereto, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account not later than 10:00 a.m. Chicago time on such Funding Date.

                 (3) For purposes of this subsection 9.6(A)(3), the following terms and conditions will have the meanings indicated:

                          (a)     "Daily Loan Balance" means an amount
         calculated as of the end of each calendar day by subtracting (i) the cumulative principal amount paid by Agent to a Lender on a Loan from the Closing Date through and including such calendar day, from (ii) the cumulative principal amount on a Loan advanced by such Lender to Agent on that Loan from the Closing Date through and including such calendar day.

                          (b) "Daily Interest Rate" means an amount calculated by dividing the interest rate payable to a Lender on a Loan (as set forth in subsection 2.2) as of each calendar day by three hundred sixty (360).

                          (c) "Daily Interest Amount" means an amount calculated by multiplying the Daily Loan Balance of a Loan by the associated Daily Interest Rate on that Loan.

                          (d) "Interest Ratio" means a number calculated by dividing the total amount of the interest on a Loan received by Agent during the immediately preceding month by the total amount of interest on that Loan due from Borrower during the immediately preceding month.

On the first Business Day of each month ("Interest Settlement Date"), Agent will advise each Lender by telephone, telex, or telecopy of the amount of such Lender's Pro Rata Share of interest and fees on the Loans as of the end of the last day of the immediately preceding fiscal quarter. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the signature page of this Agreement or the applicable Lender Addition Agreement, as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Lender Addition Agreement) not later than 3:00 p.m. (Chicago time) on the next Business Day following the Interest Settlement Date, such Lender's Pro Rata Share of interest and fees on the Loans. Such Lender's Pro Rata Share of interest on each Loan will be calculated for that Loan by adding together the Daily Interest Amounts for each calendar day of the prior fiscal quarter for that Loan and multiplying the total thereof by the Interest Ratio for that Loan. Such Lender's Pro Rata Share of the total Unused Line Fee payable in respect thereto shall be equal to the product of (i) (A) the Revolving Loan Commitment of the Lenders less the sum of the average daily balance of Lender Letter of Credit Reserve during the preceding month, multiplied by such Lender's Pro Rata Share of the Revolving Loan Commitment, less (B) the average daily balance of such Lender's advances under the Revolving Loan during the preceding month, multiplied by (ii) one-half of one percent (0.50%) per annum.

         (B)     Availability of Lender's Pro Rata Share.

                 (1) Unless Agent has been notified by a Lender prior to a Funding Date of such Lender's intention not to fund its Pro Rata Share of the Loan amount requested by Borrower, Agent may assume that such Lender will make such amount available to Agent on the Business Day following the next Settlement Date. If such amount is not, in fact, made available to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind.

                 (2) Nothing contained in this subsection 9.6(B) will be deemed to relieve a Lender of its obligation to fulfill its Commitments or to prejudice any rights Agent or Borrower may have against such Lender as a result of any default by such Lender under this Agreement.

                 (3) Without limiting the generality of the foregoing, each Lender shall be obligated to fund its Pro Rata Share of any Revolving Loan made after any acceleration of the Obligations with respect to any draw on a Lender Letter of Credit.

         (C)     Return of Payments.

                 (1) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

                 (2) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

         (D)     Dissemination of Information.

         Agent will use its best efforts to provide Lenders with any information received by Agent from Borrower which is required to be provided to a Lender hereunder; provided, however, that Agent shall not be liable to Lenders for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.

                                   SECTION 5

                                 MISCELLANEOUS


SECTION 5.1  Expenses and Attorneys' Fees.

         Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to promptly pay all fees, costs and expenses incurred by Agent or any Lender in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (a) reasonable fees, costs and expenses (including attorneys' fees and fees of environmental consultants, industry consultants, accountants and other professionals retained by Agent or any Lender) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) fees, costs and expenses (including reasonable attorneys' fees and fees of environmental consultants, industry consultants, accountants and other professionals retained by Agent or any Lender) incurred in connection with the negotiation, preparation, execution, syndication and administration of the Loan Documents, the Loans, the Related Transactions Documents and any amendments, modifications and waivers relating thereto; (c) fees, costs and expenses incurred in creating, perfecting and maintaining perfection of Liens in favor of Agent, on behalf of Lenders, pursuant to any Loan Document, including lien search fees, filing and recording fees, taxes and expenses, title insurance policy fees, fees and expenses of attorneys for providing such opinions as Agent may reasonably request and fees and expenses of attorneys to Agent; (d) fees, costs and expenses (including attorneys' fees and allocated costs of internal counsel) incurred in connection with the review, documentation, negotiation, closing and administration of any subordination or intercreditor agreements; (e) fees, costs and expenses incurred in connection with forwarding to Borrower the proceeds of Loans including Agent's standard wire transfer fee; (f) fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by Agent in establishing, maintaining and handling lock box accounts, blocked accounts or other accounts for collection of the Collateral; (g) fees, costs, expenses (including attorneys' fees and allocated costs of internal counsel) and costs of settlement incurred in collecting upon or enforcing rights against the Collateral; and (h) fees, costs and expenses (including attorneys' fees, allocated costs of internal counsel and fees of other professionals retained by Agent or any Lender) incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from Borrower or any other Loan Party under this Agreement, the Notes or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

         Borrower hereby authorizes and directs Agent, at Agent's option, to debit the Loan Account (by increasing the principal balance of the Revolving
Loan) in the amount of any of the above-referenced fees and expenses when due.

SECTION 5.2  Indemnity.

         In addition to the payment of expenses pursuant to subsection 10.1, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Agent, each Lender and any holder of any of the Notes, and the officers, directors, employees, agents, affiliates and attorneys of Agent, each Lender and such holders (collectively called the "Indemnities") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, Tax Liabilities, broker's or finders fees, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnities in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of
(a) the negotiation, execution, delivery, performance, administration, or enforcement of any of the Related Transactions Documents, (b) any of the transactions contemplated by the Related Transactions Documents, (c) any breach by Borrower of any representation, warranty, covenant, or other agreement contained in any of the Related Transactions Documents, (d) the presence, release, threatened release, disposal, removal, or cleanup of any Hazardous Material located on, about, within or affecting any of the properties or assets of any Loan Party or any of their Subsidiaries or any violation of any applicable Environmental Law for which any Loan Party is liable, (e) the statements contained in the commitment letters, if any, delivered by any Lender, (f) any Lender's agreement to make the Loans hereunder, (g) the use or intended use of the proceeds of any of the Loans, (h) the use or proposed use of any Lender Letter of Credit, or (i) any and all taxes, levies, deductions and charges imposed on Agent or any Lender or any of Agent's or any Lender's correspondents in respect of any Lender Letter of Credit (the foregoing liabilities herein collectively referred to as the "Indemnified Liabilities"); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnities or any of them.

SECTION 5.3  Amendments and Waivers.

         Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any other Loan Document, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders or Agent, as applicable (or less if permitted by the applicable Lender Addition Agreement) and the applicable Loan Party; provided that, except to the extent permitted by the applicable Lender Addition Agreement, no amendment, modification, termination or waiver shall, unless in writing and signed by all Lenders, do any of the following: (a) increase the Revolving Loan Commitment of any Lender; (b) reduce the principal of, rate of interest on or fees payable with respect to any Loan; (c) extend the final scheduled maturity date of the principal amount of the Loans; (d) change the percentage of the Revolving Loan Commitments or of the aggregate unpaid principal amount of the Loans, or the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (e) release Collateral (except if the sale or disposition of such Collateral is permitted under any Loan Document); (f) amend or waive this subsection 10.3 or the definitions of the terms used in this subsection 10.3 insofar as the definitions affect the substance of this subsection 10.3; (g) amend any of the ratios in subsections (i), (ii) or (iii) of the Indebtedness Ratio Test in
Section 1.1 hereof; and (h) consent to the assignment or other transfer by any Loan Party of any of its rights and obligations under any Loan Document; and provided further that no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.3 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes, and, if signed by a Loan Party, on such Loan Party.

SECTION 5.4  Retention of Borrower's Documents.

         Agent and any Lender may, in accordance with Agent's or such Lender's customary practices, destroy or otherwise dispose of all documents, schedules, invoices or other papers, delivered by any Loan Party to Agent or such Lender unless Borrower requests in writing that same be returned. Upon Borrower's request and at Borrower's expense, Agent or such Lender shall return such papers when Agent's or such Lender's actual or anticipated need for same has terminated.

SECTION 5.5  Notices.

         Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, telexed or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy or telex, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

         Notices shall be addressed as follows:

         If to Borrower:            Protection One Alarm
                                           Monitoring, Inc.
                                           3900 S.W. Murray Boulevard
                                           Beaverton, Oregon 97005
                                           Attn:  John W. Hesse,
                                                   Executive Vice
                                                   President

         With a copy to:            Protection One Alarm
                                           Monitoring, Inc.
                                           6011 Bristol Parkway
                                           Culver City, Los Angeles,
                                           California  90230
                                           Attn:   James M. Mackenzie, Jr.
                                                   President

         If to Agent or to Heller:  HELLER FINANCIAL, INC.
                                           500 W. Monroe Street
                                           Chicago, Illinois 60661
                                           ATTN:  Portfolio Manager
                                                  Portfolio Organization
                                                              Corporate
                                                              Finance Group
                                           Telecopy:  (312) 441-7367

         With a copy to:            HELLER FINANCIAL, INC.
                                           500 W. Monroe Street
                                           Chicago, Illinois  60661
                                           ATTN:  Legal Department
                                                     Portfolio Organization
                                                     Corporate Finance Group
                                           Telecopy:  (312) 441-7367

                                                  If to a Lender:      To the
                                           address set forth on the signature
                                           page hereto or in the applicable
                                           Lender Addition Agreement


SECTION 5.6

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this subsection 10.5. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

SECTION 5.7  Survival of Warranties and Certain Agreements.

         All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 2.7, 2.8, 2.9, 10.1, 10.2 and 10.16 and the agreements of Lenders set forth in subsection 9.3 shall survive the payment of the Loans and the termination of this Agreement. Subject to subsection 10.8, all other representations, warranties and agreements of Borrower, Agent and Lenders set forth in this Agreement shall terminate upon payment of the Loans and the termination of this Agreement.

SECTION 5.8  Failure or Indulgence Not Waiver; Remedies Cumulative.

         No failure or delay on the part of any Lender or any holder of any
Note in the exercise of any power, right or privilege hereunder or under the Notes or any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement, the Notes and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 5.9  Marshaling; Payments Set Aside.

         Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Agent and/or any Lender, or Agent and/or any Lender enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

SECTION 5.10  Independence of Covenants.

         All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

SECTION 5.11  Severability.

         The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Notes or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Notes or other Loan Documents or of such provision or obligation in any other jurisdiction.

SECTION 5.12  Lenders' Obligations Several; Independent Nature of Lenders'
Rights.

         The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to the terms of any Lender Addition Agreement, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 5.13     Headings.

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 5.14     APPLICABLE LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

SECTION 5.15     Successors and Assigns; Subsequent Holders of Notes.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder without the written consent of all Lenders. Lenders' rights of assignment are subject to subsection 9.1.

SECTION 5.16     No Fiduciary Relationship.

         No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Agent or any Lender to Borrower or any other Loan Party.

SECTION 5.17     Limitation of Liability.

         Neither Agent nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of Agent or any Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Agent or any Lender or any of Agent's or any Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

SECTION 5.18  No Duty.

         All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Agent or any Lender shall have the right to act exclusively in the interest of Agent or such Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or any of Borrower's shareholders or any other Person.

SECTION 5.19  Entire Agreement.

         This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

SECTION 5.20  Construction.

         Agent, Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Agent, Borrower and each Lender.

SECTION 5.21     CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH NOTE, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. BORROWER DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 208 SOUTH LASALLE, CHICAGO, ILLINOIS 60604, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY BORROWER WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS PROVIDED IN SUBSECTION 10.5 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY BORROWER REFUSES TO ACCEPT SERVICE, BORROWER HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 5.22     WAIVER OF JURY TRIAL.

         BORROWER, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. BORROWER, AGENT AND EACH LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.

BORROWER, AGENT AND EACH LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 5.23 Confidentiality.

         Each Lender agrees to exercise its best efforts to keep any non-public information delivered or made available to such Lender pursuant to the Loan Documents, which Borrower has identified in writing to the Lender as confidential information, confidential from any Person other than Persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that, nothing herein shall prevent any Lender from disclosing such information to any bona fide assignee, transferee or participant that has agreed to comply with this subsection 10.22 in connection with the contemplated assignment or transfer of any Loans or participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process or as required in connection with the exercise of any remedy under the Loan Documents.

SECTION 5.24 Counterparts; Effectiveness.

         This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

         Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                    PROTECTION ONE ALARM MONITORING, INC.

                                    By:  /s/ John W. Hesse

                                    Title:  Executive Vice President

                                    Revolving Loan Commitment:        HELLER
                                    FINANCIAL, INC., AS AGENT AND
$75,000,000                         LENDER

Pro Rata Share: 75.00%              By:  /s/ Timothy Canon

                                    Title:  Vice President

Revolving Loan Commitment:   BANQUE NATIONALE DE PARIS, NEW YORK
$15,000,000                           BRANCH, AS A LENDER

Pro Rata Share: 15.00%
                             By:     /s/ Christopher Kieley  Stephen Kovacs

                             Title:  Vice President  Assistant Treasurer

                             Address: Banque Nationale de Paris,
                                      New York Branch
                                      499 Park Avenue
                                      New York, NY 10022
                                      Attn: Chris Kiely, V.P.
                                      Telecopy: (212) 418-8269


Revolving Loan Commitment:   MERITA BANK, LTD., AS A LENDER
$10,000,000
                             By:     /s/ Charles Landsdown
Pro Rata Share: 10.00%
                             Title:  Vice President

                             Address:    Merita Bank Ltd.-
                                         New York Branch
                                         437 Madison Avenue
                                         New York, NY 10022
                                         Attn: Charles Lansdown
                                         Telecopy: (212) 421-4420